SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
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[_]  Definitive Additional Materials

Harleysville National Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2009

Dear Harleysville National Shareholder:

     On Tuesday, April 28, 2009, Harleysville National Corporation will hold its Annual Meeting of Shareholders at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania. The meeting will begin at 9:30 a.m.

     Only shareholders who owned stock at the close of business on March 10, 2009 can attend and vote at the meeting or any postponement or adjournment. At the meeting, we will:

1.	Elect three Class C Directors: Michael L. Browne, Paul D. Geraghty, and James A. Wimmer;

2.	Consider a proposal to amend Article 5 of Harleysville’s Articles of Incorporation to increase the number of authorized shares of Harleysville common stock, par value $1.00 per share, from 75,000,000 to 200,000,000;

3.	Consider a proposal to ratify the Audit Committee’s selection of Harleysville’s independent auditors for 2009;

4.	Consider a shareholder proposal requesting that the board of directors take action to declassify the terms of the board of directors, if properly presented at the meeting;

5.	Consider a shareholder proposal requesting that the board of directors take action to institute a majority voting standard for the election of directors, if properly presented at the meeting; and

6.	Attend to other business, if any, properly presented at the Annual Meeting or any adjournment or postponement of the meeting.

     Your Board of Directors recommends that you vote FOR the election of directors, FOR the amendment to the Articles of Incorporation, FOR ratification of the auditors selected for 2009, and AGAINST the shareholder proposals if each is properly presented at the meeting.

     At the meeting, we will also report on our 2008 business results and other matters of interest to shareholders.

     We are enclosing with this proxy statement a copy of our 2008 Annual Report on Form 10-K. The approximate date this proxy statement and card(s) are being mailed is March 24, 2009.

BY ORDER OF THE BOARD OF DIRECTORS,

Walter E. Daller, Jr.
Chairman of the Board

March 24, 2009
Harleysville, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for
The Shareholder Meeting to Be Held on April 28, 2009 – You can
view the Annual Report and Proxy Statement on the Internet at:
http://materials.proxyvote.com/412850

PROXY STATEMENT

Dated and to be mailed March 24, 2009

HARLEYSVILLE NATIONAL CORPORATION
483 MAIN STREET
HARLEYSVILLE, PENNSYLVANIA 19438-0195
(215) 256-8851

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2009

Proxy Statement

This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Harleysville National Corporation for use at the Annual Meeting of Shareholders. This Proxy Statement and the related proxy form are being distributed to Shareholders on or about March 24, 2009.

Questions and Answers

What am I voting on?

     At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of directors, amending Harleysville’s Articles of Incorporation to increase the number of authorized shares of common stock, ratification of the appointment of our independent registered public accounting firm and 2 shareholder proposals.

How does discretionary authority apply?

     If you sign your proxy card and do not make any selections, you give authority to Louis P. Spinelli, Executive Vice President, and Tracie A. Young, Senior Vice President and Internal Audit Director, to vote on the proposals and any other matters that may arise at the annual meeting.

Is my vote confidential?

     Yes. Only the inspector, Broadridge, and certain employees have access to your card. All comments remain confidential unless you ask that your name be disclosed.

Who is entitled to vote?

     Only our shareholders of record as of the close of business on the record date for the meeting, March 10, 2009, are entitled to vote at the meeting. On the record date, we had 42,982,463 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy. The corporation is currently authorized to issue 75,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of series preferred stock, par value $1.00 per share.

How do I submit my proxy?

     After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. Most shareholders can also vote over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting information form you received. Either method of submitting your proxy will enable your shares to be represented and voted at the annual meeting.

Can I change my vote after I return my proxy card?

     Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

  First, you may send a written notice to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195, in advance of the meeting stating that you would like to revoke your proxy.
  Second, you may complete and submit a new proxy form or resubmit your instructions via the Internet or telephone, if available, before the annual meeting. Any earlier proxies will be revoked automatically.
  Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

     Should you have any questions, please call Harleysville National Corporation, Shareholder Services, (800) 423-3955, ext. 62305.

Questions and Answers (continued)

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

     Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

     All shareholders are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not a shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the annual meeting.

How does a shareholder communicate with the corporation's Board of Directors?

     The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. However, only written communications received by the corporation from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

When are the shareholder proposals due for the Year 2010 Annual Meeting?

     If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2010 Annual Meeting of shareholders, the proposal must be submitted in writing by Wednesday, November 25, 2009, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

How does a shareholder nominate a director of Harleysville National Corporation?

      Under our by-laws, nominations for director may be made only by the Board of Directors or the Nominating and Corporate Governance Committee of the Board of Directors, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice with information and materials required by the by-laws to the Secretary of the corporation not less than 45 days prior to the first anniversary of the record date of the preceding year's Annual Meeting. For our Annual Meeting in the year 2010, we must receive this notice on or before January 25, 2010. You can obtain a copy of the full text of the by-law provision and appropriate forms by writing to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Who is responsible for the solicitation expenses?

     Broadridge will assist in the distribution of proxy materials and solicitation of votes. The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse Broadridge, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the corporation’s common stock.

Proposal No. 1 - Election of Class C Directors

     Nominees for election this year are:

  Michael L. Browne – director since 2008
  Paul D. Geraghty – director since 2007
  James A. Wimmer – director since 2000

     Each nominee has consented to serve a 4-year term and until their successors are qualified and elected.

     Directors are elected by a plurality of votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is three.

     The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members. The Board of Directors is divided into 4 classes. Each class is elected for a 4-year term. The Board of Directors has authority to fix the number of directors in each class and the authority to change that number at any time. No person may be elected to serve as a director who is not of legal age. No person over 72 may serve as a director. The Board of Directors has fixed the number of Board members at 13, with 4 directors in Class A, and 3 directors in Classes B, C and D. Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

The Board of Directors recommends a vote FOR the election of these Class C Directors.

CORPORATE GOVERNANCE

     The corporation operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. In November 2008, the corporation instituted comprehensive corporate governance guidelines. The board of directors believes that it is in the best interests of our company and its shareholders, employees and other constituents to create a framework for corporate governance that enhances the objectives and performance of the corporation and assists the board of directors in the oversight and management of the corporation. The board of directors remains committed to sound corporate governance and oversight as part of its continuing efforts to enhance long-term shareholder value. The board of directors continues to monitor and evaluate corporate governance best practices and will make future recommendations it believes are in your best interests. Information regarding our corporate governance guidelines and committee charters are available on the Corporate Governance page of our website at www.hncbank.com.

     As of December 31, 2008, a majority of the members of the corporation's Board of Directors are considered “independent directors” under the listing qualifications rules for companies such as Harleysville, whose shares are traded on The NASDAQ Global Select market; namely, LeeAnn B. Bergey, Michael L. Browne, John J. Cunningham, III, Walter E. Daller, Jr., Harold A. Herr, Thomas C. Leamer, James E. McErlane, Stephanie S. Mitchell, A. Ross Myers and James A. Wimmer. Messrs. Browne and Wimmer are nominees for director at this year’s annual meeting and are independent within these standards.

     In determining the directors’ independence, the board of directors considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, contributions made to non-profit organizations with which the directors are associated, and payments made to businesses where the director is an executive officer, partner or controlling shareholder.

     The following table includes a description of the categories or types of transactions, relationships or arrangements considered by the board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Ms. Bergey	Yes	Contributions to non-profit organizations
Mr. Browne	Yes	Insurance premium payments
Mr. Cunningham	Yes	Legal services
Mr. Daller	Yes	Consulting services
Mr. Herr	Yes
Dr. Leamer	Yes
Mr. McErlane	Yes
Ms. Mitchell	Yes
Mr. Myers	Yes
Mr. Wimmer	Yes

______________________________

     In each case, the board determined that none of the transactions above impaired the independence of the director. For more information regarding related party transactions, please refer to the corporation’s disclosures on page 37.

Code of Ethics

     We have also adopted a Code of Ethics for directors, officers and employees of the corporation. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. The Code of Ethics is available on the Corporate Governance page of our website at www.hncbank.com.

Director Information

     Three directors will be elected at the Annual Meeting to serve as Class C Directors each to serve for a 4-year term expiring in the year 2013. Former Class B Director, Walter R. Bateman, II, retired from the board on April 22, 2008. The board appointed John C. Cunningham, III as a Class A director, and James E. McErlane as a Class B director as of December 5, 2008, the effective date of the merger of Harleysville and Willow Financial Bancorp, Inc.

		Principal Occupation	Director of
		for Past Five Years and	Corporation
Name	Age	Position Held with the Corporation	Since
Class A Directors to Serve Until 2011

John J. Cunningham, III	66	Vice Chairman of the law firm of Cozen O’Connor, Philadelphia, Pennsylvania, having previously been either the Managing Partner or Chairman of the Business Law Department of Cozen O’Connor. Mr. Cunningham previously served as a director of Willow Financial Bancorp and Willow Financial Bank and of Chester Valley Bancorp and First Financial Bank from 1998 to 2008; Director of Harleysville and Harleysville National Bank	2008

Harold A. Herr	61	Partner – Albert S. Herr & Sons; Real Estate Development; Director of Harleysville and Harleysville National Bank	1987

Stephanie S. Mitchell	60	Secretary, Director – R. C. Smith Industries, Inc; Secretary/Treasurer, Director – Cole Candy & Tobacco Co., Inc.; Director of Harleysville and Harleysville National Bank; Member of HNB’s Western Regional Advisory Board	2002

Brent L. Peters	62	President, East Penn Bank Division of Harleysville National Bank; Executive Vice President, Chief Administrative Officer and Director of Harleysville and Harleysville National Bank; Former President and Chief Executive Officer of East Penn Financial Corporation; Chairman, HNB’s Regional Advisory Boards: Northern and East Penn Bank Division	2007

Class B Directors to Serve Until 2012

LeeAnn B. Bergey	55	Chief Executive Officer – BTG Holdings, LLC; Director of Harleysville and Harleysville National Bank	1999

James E. McErlane	66	Attorney and Principal of the law firm of Lamb McErlane, West Chester, Pennsylvania, since 1971. Interim President of Chester Valley Bancorp and First Financial Bank from June to November 2000. Mr. McErlane previously served as a director of Chester Valley Bancorp and First Financial Bank from 1991 to 2005 and Chairman from 2000 to 2005; and as a director of Willow Financial Bancorp from 2005 to 2008; Director of Harleysville and Harleysville National Bank	2008

Demetra M. Takes	58	President and Chief Executive Officer and Director of Harleysville National Bank; Director of Harleysville. Served as Interim President & Chief Executive Officer of Harleysville from 9/2006 to 7/2007. Member of HNB’s Regional Advisory Boards: Western, Northern, and East Penn Bank Division	2005

Director Information (continued)

		Principal Occupation	Director of
		for Past Five Years and	Corporation
Name	Age	Position Held with the Corporation	Since
Class C Directors to Serve Until 2009 (Nominees for Class C Director To Serve Until 2013)

Michael L. Browne	62	President, Chief Executive Officer and Director, Harleysville Mutual and Harleysville Group, Inc.; Former Chair, International Insurance Practice Group, Reed Smith, LLP. Current directorships: board of governors – Property Casualty Insurers Association of America; board of trustees – the American Institute for CPCU and the Insurance Information Institute of America; board of directors – the Insurance Information Institute, the Property Loss Research Bureau, the Insurance Federation of Pennsylvania, and the World Affairs Council of Philadelphia. Director of Harleysville and Harleysville National Bank	2008

Paul D. Geraghty	55	President, Chief Executive Officer and Director of Harleysville; Executive Vice President and Director of Harleysville National Bank. Executive Vice President, National City Bank	2007

James A. Wimmer	68	Attorney-at-Law – Philip & Wimmer; Director of Harleysville and Harleysville National Bank; Member of HNB’s Northern Regional Advisory Board	2000

Class D Directors to Serve Until 2010

Walter E. Daller, Jr.	69	Chairman of Harleysville and Harleysville National Bank; Member of HNB’s Western Regional & Northern Regional Advisory Boards; Retired Chief Executive Officer of Harleysville and Harleysville National Bank; Chairman, President and Chief Executive Officer of Harleysville and Chairman of Harleysville National Bank from 1981 to 2004	1977

Thomas C. Leamer	67	Retired President – Delaware Valley College; Director of Harleysville and Harleysville National Bank	2003

A. Ross Myers	59	Chief Executive Officer, American Infrastructure; Director of Harleysville and Harleysville National Bank	2006

Beneficial Ownership by Directors, Officers and Nominees

     The following tables set forth as of March 10, 2009, the voting record date for the Annual Meeting, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of Harleysville, (iii) certain executive officers of Harleysville; and (iv) all directors and executive officers of Harleysville as a group.

	Common Stock	Percent of
Group Name	Beneficially Owned(1)	Class
Barclays Global Investors, NA and
Barclays Global Fund Advisors	2,181,921 (2)	5.08%
400 Howard Street
San Francisco, CA 94105
Dimensional Fund Advisors LP	2,270,242 (3)	5.28%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

		Right to Acquire
	Common Stock	within
	Beneficially	60 days of		Percent of
Name	Owned (4)	March 10, 2009 (5)	Total	Class
Directors
LeeAnn B. Bergey (6)	17,652	37,547	55,199	*
Michael L. Browne (7)	1,000	-0-	1,000	*
John J. Cunningham, III (8)	10,158	21,604	31,762	*
Walter E. Daller, Jr. (9)	537,608	287,753	825,361	1.86%
Paul D. Geraghty (10)	12,660	-0-	12,660	*
Harold A. Herr (11)	39,648	52,613	92,261	*
Thomas C. Leamer (12)	443	13,651	14,094	*
James E. McErlane (13)	341,821	21,604	363,425	*
Stephanie S. Mitchell (14)	101,833	13,651	115,484	*
A. Ross Myers (15)	2,303	-0-	2,303	*
Brent L. Peters (16)	104,161	-0-	104,161	*
Demetra M. Takes (17)	61,463	20,018	81,481	*
James A. Wimmer (18)	816,412	27,481	843,893	1.90%
Other Named Executive Officers
Donna M. Coughey (19)	68,362	15,377	83,739	*
George S. Rapp (20)	713	3,528	4,241	*
All Directors and Executive Officers as a	2,141,972	563,867	2,705,839	6.11	%(21)
Group (23 persons)
____________________

*Less than one percent (1%) unless otherwise indicated.
(1)	Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective entities.
(2)	Information obtained from a Schedule 13G, filed February 5, 2009, with the SEC with respect to shares of common stock beneficially owned by Barclays Global Investors, NA and Barclays Global Fund Advisors.
(3)	Information obtained from a Schedule 13G, filed February 9, 2009, with the SEC with respect to shares of common stock beneficially owned by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional has the sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.
(4)	Includes shares for which the named person:

  has sole voting and investment power,
  has shared voting and investment power with a spouse.
  This information has been provided by the directors and officers or is based upon Section 16 filings made with the SEC by the directors and officers.

(5)	Shares that may be acquired upon the exercise of vested stock options through May 8, 2009.
(6)	Class B Director whose term expires in 2012. 16,658 shares held solely by Ms. Bergey and 994 held jointly with her spouse.
(7)	Class C Director whose term expires in 2009 and nominee for Class C Director whose term will expire in 2013. Shares held solely by Mr. Browne.
(8)	Class A Director whose term expires in 2011. Shares held solely by Mr. Cunningham.
(9)	Class D Director whose term expires in 2010. Ownership includes the following:
41,329 shares held solely by Mr. Daller’s spouse, and 73,583 vested stock options held by an Irrevocable Trust for the benefit of Mr. Daller’s 3 children.

(10)	Class C Director whose term expires in 2009 and nominee for Class C Director whose term will expire in 2013. Shares held solely by Mr. Geraghty.

(11)	Class A Director whose term expires in 2011. Shares held solely by Mr. Herr.

(12)	Class D Director whose term expires in 2010. Shares held solely by Dr. Leamer.

(13)	Class B Director whose term expires in 2012. Ownership includes the following:
141,696 shares held jointly with his spouse, and 157,113 held in the McErlane Family Trust.

(14)	Class A Director whose term expires in 2011. Ownership includes the following:
16,100 shares held by Ms. Mitchell’s spouse, 43,410 shares held by her company, and 3,180 shares held by a trust for which Ms. Mitchell acts as Co-Trustee.

(15)	Class D Director whose term expires in 2010. Shares held solely by Mr. Myers.

(16)	Class A Director whose term expires in 2011. Ownership includes the following:
27,374 shares held jointly by Mr. Peters and his spouse; and 42,454 shares held solely by Mr. Peters’ spouse.

(17)	Class B Director whose term expires in 2012.

Ownership includes 5,542 shares held solely by parent living in Ms. Takes’ home.

(18)	Class C Director whose term expires in 2009 and nominee for Class C Director whose term will expire in 2013. Ownership includes the following:
619,696 shares held solely by Mr. Wimmer’s spouse, and 15,887 shares held by a trust for which Mr. Wimmer acts as Co-Trustee.

(19)	Executive Vice President. Ownership includes the following:
41,520 shares held jointly with her spouse; 8,824 shares held solely by Ms. Coughey’s spouse.

(20)	Executive Vice President and Chief Financial Officer. Shares held solely by Mr. Rapp.

(21)	The percent of class assumes the exercise of all outstanding options issued to independent directors, employee directors, and officers, and therefore, on a pro forma basis, 44,307,187 shares of common stock outstanding.

Meetings and Committees of the Board of Directors

Nominating/
	Attended 2008					Corporate
Board Member	Annual Meeting	Corporate Board	Audit	Compensation	Executive	Governance
L. B. Bergey	✓	✓	✓		✓
M. L. Browne (1)		✓	✓			✓
J. J. Cunningham (2)		✓
W. E. Daller, Jr.	✓	✓			✓
P. D. Geraghty	✓	✓
H. A. Herr	✓	✓		✓	✓
T. C. Leamer	✓	✓	✓			✓
J. E. McErlane (2)		✓
S. S. Mitchell	✓	✓		✓	✓
A. R. Myers		✓		✓		✓
B. L. Peters	✓	✓
D. M. Takes	✓	✓
J. A. Wimmer	✓	✓	✓		✓
Meetings Held in 2008		12	10	11	6	6
____________________

(1)	Appointment effective April 22, 2008
(2)	Appointment effective December 5, 2008

•    Audit Committee:

The Audit Committee held 10 meetings during 2008. All members of the committee are non-executive, independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended) and possess the required level of financial literacy. Each is free from any relationship that would interfere with the exercise of his or her independent judgment.

Walter R. Bateman, II, until his retirement on April 22, 2008, was the committee's financial expert, as defined by SEC regulations, and chaired the committee. James A. Wimmer succeeded Mr. Bateman as the financial expert and chairperson of the committee. Other members of the committee include independent directors LeeAnn B. Bergey, Michael L. Browne and Thomas C. Leamer.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com. Grant Thornton LLP, the corporation's registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting to the Audit Committee. The policy is also available on the Corporate Governance page of our website at www.hncbank.com.

•    Compensation Committee:

The Compensation Committee administers executive compensation programs, policies and practices, and acts in an advisory role on employee compensation. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended). The members are Harold A. Herr, Chairman, Stephanie S. Mitchell and A. Ross Myers. The committee met 11 times during 2008. The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee Charter is available on the Corporate Governance page of our website at www.hncbank.com.

At least annually, the Compensation Committee conducts a comprehensive review of the corporation’s executive compensation program structure and the specific provisions for each of our highly compensated employees, including the named executive officers. It also conducts a similar review of compensation provisions for positions on the Board of Directors.

The Compensation Committee relies upon an external consultant, Strategic Compensation Planning, Inc., for information about current industry practices and programming trends, and solicits performance information on executives from the Chief Executive Officer. (The committee seeks input from other Board members on the performance of the CEO.)

After reviewing the submissions of its consultant, the CEO and other Directors, the Compensation Committee independently formulates its recommendations on changes to the executive and director compensation program structures and/or the balance among the programs' elements. It also makes recommendations on adjustments to individual executive's compensation, including: salary increases, annual incentive awards, longer-term incentive awards--usually in the form of stock options or restricted stock, special benefit provisions, perquisites and employment arrangements. These recommendations are submitted to the full Board for approval.

During the course of a year, the Compensation Committee continues to consider possible changes to executive and director compensation practices based on changing industry trends and internal corporate circumstances and objectives. It may also review and approve special compensation awards and adjustments for incumbent executives and compensation arrangements for new executives joining the organization.

•    Executive Committee:

The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board and can quickly respond to time-sensitive business and legal matters when they arise. Members of the Executive Committee are Walter E. Daller, Jr., Chairman, LeeAnn B. Bergey, Harold A. Herr, Stephanie S. Mitchell and James A. Wimmer. The committee met 6 times during 2008.

•    Nominating and Corporate Governance Committee:

The Nominating and Corporate Governance Committee assists the Board regarding matters relating to governance, performance, and Board composition. This may include identifying qualified individuals to become Board members, recommending nominees to the Board to fill vacant Board seats, and developing and recommending corporate governance guidelines for the Board. The committee has devised a comprehensive process for considering director candidates recommended by shareholders. Though such nominations have been infrequent, the Board’s policy is to give due consideration to any and all candidates. Shareholders may request the job description and prospective nominee form from the Secretary of the corporation.

The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter appears on the Corporate Governance page of our website at www.hncbank.com.

Members of the committee during 2008 included Thomas C. Leamer, Chairman, Michael L. Browne, and A. Ross Myers, each of whom is a non-employee director. All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended). The committee met 6 times during 2008.

     The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of Harleysville National Bank. During 2008, the corporation held 12 regular Board meetings, the annual meeting, the annual reorganization meeting, and a special meeting concerning the merger with Willow Financial Bancorp, Inc. All of the directors attended at least 75% of the meetings of the Board of Directors of the corporation and of the committees of which they were members.

     The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders. However, criteria for determining the percentage of all meetings attended by each director include their attendance at the annual meeting. With the exception of Mr. Myers, all active members of the Board of Directors at the time were present at the 2008 Annual Meeting of Shareholders.

Director Compensation

     In 2008, each director who was not an employee of the corporation earned or was paid certain fees, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. Directors were not compensated for committee meetings of less than 15 minutes in duration or for committee meetings held prior to, or immediately following a Board meeting. Directors Emeriti are generally not eligible to receive annual retainers, bonuses, stock option awards or sit on committees of the Board. They receive half of the prevailing board fee for each Board meeting attended. Directors who are also salaried officers of Harleysville or Harleysville subsidiaries do not receive any fees for Board or committee meetings. In 2008, Directors of Harleysville received $439,250 in the aggregate. This compensation included the following:

  $1,750 for each Board meeting attended,
  $1,750 for Annual Meeting attendance,
  $600 for each Board committee meeting attended, except for Audit Committee which receives $750, an annual retainer of $16,500, and
  an annual retainer of $3,000 to committee chairpersons, except for the chairperson of the Audit Committee who receives $4,500.

     For 2009, in light of the current economic environment and levels of company performance, the Board of Directors has decided to reduce its director fees by ten percent (10%) from 2008 levels.

     The following table provides information about the compensation of directors during 2008.

Director Compensation Table
			Change in
			Pension Value and
	Fees Earned or	Option	Nonqualified Deferred	All Other
	Paid in Cash	Awards	Compensation Earnings	Compensation	Total
Name	($)	($)(1)(2)	($)(3)	($)	($)
LeeAnn B. Bergey	$55,350	-0-	--	--	$55,350
Michael L. Browne	$28,225	-0-	--	--	$28,225
John J. Cunningham, III	-0-	-0-	$ 54,033 (a)(b)	--	$54,033
Walter E. Daller, Jr.	$46,400	-0-	--	$508,843 (4)	$555,243
Harold A. Herr	$56,500	-0-	--	--	$56,500
Thomas C. Leamer	$58,200	-0-	--	--	$58,200
James E. McErlane	-0-	-0-	$195,635 (a)(b)	--	$195,635
Stephanie S. Mitchell	$54,150 (5)	-0-	--	--	$54,150
A. Ross Myers	$47,000	-0-	--	--	$47,000
James A. Wimmer	$62,050 (6)	-0-	--	$75,205 (7)	$137,255
____________________

(1)	No options were awarded to Harleysville non-employee directors during 2008.
(2)	At December 31, 2008, each non-employee director held the following amount of outstanding, aggregate stock option awards:

Name	Option Awards (a)	Name	Option Awards (a)
LeeAnn B. Bergey	37,547	Thomas C. Leamer	13,651
Michael L. Browne	-0-	James E. McErlane (b)	21,604
John J. Cunningham, III (b)	21,604	Stephanie S. Mitchell	13,651
Walter E. Daller, Jr. (c)	287,753	A. Ross Myers	-0-
Harold A. Herr	52,613	James A. Wimmer	27,481

	a.	All outstanding options awarded to non-employee directors, with the exception of Messrs. Cunningham, Daller and McErlane, were annual grants between 1999 and 2006. All grants were made under substantially the same terms, with 100% vesting after 6 months from date of grant and expiration 10 years from date of grant. The grant prices were based on either of the following criteria: (i) the average of the high and low prices of the corporation’s common stock on the date of grant; (ii) the closing price of the corporation’s common stock on the date of grant; or (iii) the closing price of the corporation’s common stock on the last trading day immediately preceding the date of grant.
	b.	Mr. Cunningham’s and Mr. McErlane’s options resulted from the conversion of their outstanding Willow Financial Bancorp stock options into Harleysville options on December 5, 2008, the effective date of the merger of Harleysville and Willow Financial Bancorp. Willow stock options and grant prices were converted according to the terms of the merger agreement.
	c.	With the exception of the January 3, 2006 grant, as awarded to all non-employee directors, Mr. Daller’s outstanding option grants were awarded pursuant to his employment with the corporation; all are fully vested and will expire 10 years from their respective dates of grant.
(3)	The sum of (i) the aggregate change in the actuarial present value of the director’s benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to Harleysville’s audited financial statements for 2007 to the pension plan measurement date used for financial statement reporting purposes with respect to Harleysville’s audited financial statements for 2008 and (ii) above-market or preferential earnings on non-tax-qualified deferred compensation.
	a.	As a result of the merger of Harleysville and Willow Financial, Willow’s non-qualified retirement plan was assumed by Harleysville. As of December 31, 2008, the vested benefits accrued under the plan, including reimbursement of self-employment taxes under the plan, are $2,179 for each of Messrs. Cunningham and McErlane, with such amounts representing the aggregate payments to be received for a period of 10 years following retirement.
	b.	Additionally, as of December 31, 2008, Messrs. Cunningham and McErlane had accrued $51,854 and $193,456, respectively, under Willow’s deferred compensation plans, as assumed by Harleysville at the time of merger.
(4)	Includes $107,000 consulting fees paid under terms of Mr. Daller’s consulting contract which became effective upon his retirement as President and CEO of Harleysville and $401,843 annual payout under Supplemental Executive Retirement Benefit Plan, pursuant to Mr. Daller’s previous employment.
(5)	Includes fees paid in connection with service on the corporation’s Western Regional Advisory Board.
(6)	Includes fees paid in connection with service on the corporation’s Northern Regional Advisory Board.
(7)	Mr. Wimmer received payouts under 2 separate deferred compensation plans assumed by Harleysville pursuant to the merger and acquisition of Citizens Bank and Trust Company of Palmerton. During 2007, he received $31,326 payout under the Citizens Bank and Trust Company of Palmerton 1983 Deferred Compensation Plan and $43,879 payout under the Citizens Bank and Trust Company of Palmerton 1987 Deferred Compensation Plan.

1998 Independent Directors’ Stock Option Plan, as amended

     The corporation maintains a stock option plan to advance the development, growth and financial condition of the corporation and its subsidiaries; and, to secure, retain and motivate non-employee directors. The Plan provides that retiring directors who are appointed to emeritus status may, during their lifetime, have the full term of each respective option to exercise any options that are outstanding as of the date of their retirement.

     During 2008, there were no options granted under the plan; 2,500 options were exercised, and 258,564 options remain outstanding under the plan. The plan expired on October 8, 1998. No further options may be awarded under the plan.

East Penn Financial Corporation 1999 Independent Directors Stock Option Plan Converted to Harleysville Stock Options

     In connection with the acquisition of East Penn Financial Corporation in 2007, Harleysville assumed all obligations under the East Penn Financial 1999 Independent Directors Stock Option Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. At the effective time of the merger, 28,000 East Penn Independent Directors stock options were converted into 23,548 options to purchase the corporation’s common stock according to proration parameters outlined in the merger agreement. During 2008, 2,523 options were exercised, and 21,025 options remain outstanding and exercisable under the plan. No further stock options may be granted under the plan.

Willow Financial Bancorp Stock Options Converted to Harleysville Stock Options

     In connection with the acquisition of Willow Financial Bancorp in 2008, Harleysville assumed all obligations under Willow’s 1999 and 2002 Stock Option Plans, as well as obligations that remained open under the Willow Grove Bank and Chester Valley stock option plans at the effective time of the merger. The Plans provided option grants to non-employee directors, as well as employees. The change in control accelerated the vesting of all outstanding stock options to 100%. At the effective time of the merger, 761,795 stock options were converted into 556,506 options to purchase the corporation’s common stock according to proration parameters outlined in the merger agreement. During 2008, 4,700 options were exercised, 153 were cancelled and 551,653 options remain outstanding and exercisable under the plans. No further stock options may be granted under the plans.

Deferred Compensation Plans for the Directors of Harleysville National Corporation

     The corporation maintains deferred compensation plans for its directors; the 1985 Plan and the 1989 Plan. In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution. Under the terms of the plan, benefits can be paid out to the respective directors over a 10-year period. Should the director die before age 70 or before receiving all of the benefits, the remaining benefit would be paid to his or her beneficiary until age 70 or for ten years, whichever is greater. This plan is an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not deemed vested in the plan, according to the terms of the plan. Currently, Mr. Daller participates in the plans.

     Additionally, Mr. Wimmer, as a former director of the former Citizens Bank and Trust Company of Palmerton, Pennsylvania, acquired by Harleysville on April 28, 2000, continues to accrue benefits and receive payouts under 2 separate deferred compensation plans in effect at that time, and as agreed under terms of the Agreement and Plan of Reorganization.

Willow Financial Directors’ Non-Qualified Retirement Plan

     In connection with the acquisition of Willow Financial Bancorp in 2008, Harleysville assumed obligations under a non-qualified retirement plan adopted in 1998 for the non-employee members of Willow Financial Bank's Board of Directors which was frozen in November 2005. Participating directors became 100% vested in the benefits accrued in such plan on the date the plan was frozen. The retirement plan provides for fixed annual payments at retirement for a period of ten years. As of December 31, 2008, the vested benefits accrued for each of the remaining non-employee directors, including reimbursement of self-employment taxes under the plan, are $2,179 for each of Messrs. Cunningham and McErlane, with such amounts representing the aggregate payments that each director would receive for a period of 10 years following retirement.

Walter E. Daller, Jr. - Supplemental Executive Retirement Plan

     Harleysville Management Services maintains a Supplemental Executive Retirement Plan for Walter E. Daller, Jr., Chairman of the Board of Directors of the corporation and the bank. The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 70% of his final five year average compensation, reduced by the employer's share of social security, defined benefit pension and available employer's 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years.

Walter E. Daller, Jr. - Consulting Agreement

     Mr. Daller’s employment agreement ended at the time that he retired from active management as Chief Executive Officer of the corporation on March 31, 2005. Mr. Daller, Chairman of the Board of Directors of the corporation and the bank, entered into a Consulting Agreement and General Release with the corporation and the bank effective April 1, 2005. Pursuant to the Consulting Agreement and under the terms of the Daller Employment Agreement, the corporation paid Mr. Daller a lump sum equal to 1.5 times his “Agreed Compensation,” as defined in the Daller Employment Agreement, on the date of his retirement.

     Among the terms of the Consulting Agreement: (1) Mr. Daller agreed to a general release to the corporation and the bank from any potential claims he could assert pursuant to his employment or his employment agreement, dated October 26, 1998, entered into by and among Mr. Daller, the corporation and the bank; (2) Mr. Daller will continue to serve as Chairman of the Board of Directors of the corporation and the bank; (3) from April 1, 2005, through March 31, 2008, Mr. Daller will provide consulting advice to the corporation and bank; (4) the term of the agreement will automatically extend for one additional year at the end of the initial three years and on every anniversary of the Consulting Agreement, unless notice to terminate is given 180 days prior to renewal; (5) Mr. Daller will receive $107,000 per year; (6) Mr. Daller will receive continuation of all life, disability, medical insurance and other normal health and welfare benefits for a period of 5 years after the date of retirement; and (7) Mr. Daller will receive dues and other expenses for membership at a country club. Upon retirement, he received an automobile, and continues to receive office space and reimbursement of certain business expenses. The Consulting Agreement contains a restrictive covenant precluding Mr. Daller from engaging in competitive activities in a certain area and a provision preventing Mr. Daller from disclosing proprietary information about the corporation.

EXECUTIVE OFFICERS

     The following table provides information, as of March 10, 2009, about the corporation's executive officers.

		Years	Principal Occupation for the Past Five Years and Position
Name	Age	in Position	Held with Harleysville and Subsidiaries
Donna M. Coughey	58	2008 – present	Executive Vice President, Harleysville and
Harleysville National Bank
		2005– 2008	President and Chief Executive Officer,
Willow Financial Bancorp and Willow Financial Bank
		2000 – 2005	President and Chief Executive Officer, Chester Valley
Bancorp Inc. and First Financial Bank

Paul D. Geraghty	55	2007 – present	President and Chief Executive Officer and Director,
Harleysville, Executive Vice President and Director,
Harleysville National Bank
		2004 – 2007	Executive Vice President, National City Corporation
		1999 – 2004	Executive Vice President, National City Bank

Brent L. Peters	62	2008 – present	Executive Vice President, Chief Administrative Officer and
Director, Harleysville and Harleysville National Bank
		2007 – present	Executive Vice President and Director, Harleysville and
Harleysville National Bank
		2007 – present	President, East Penn Bank Division of
Harleysville National Bank
		2003 – 2007	President and Chief Executive Officer,
East Penn Financial Corporation
		1991 – 2007	President and Chief Executive Officer,
East Penn Bank

George S. Rapp	56	2006 – present	Executive Vice President and Chief Financial Officer,
Harleysville and Harleysville National Bank
		2005 – 2006	Senior Vice President, Chief Financial Officer and Treasurer,
Harleysville and Harleysville National Bank
		2004 – 2005	Executive Vice President, Chief Financial Officer,
Astea International

Demetra M. Takes	58	2005 – present	Executive Vice President and Director, Harleysville and
Harleysville National Bank
		9/26/06 – 7/23/07	Interim President and Chief Executive Officer, Harleysville
		2000 – present	President and Chief Executive Officer,
Harleysville National Bank

EQUITY COMPENSATION PLANS

1993 Stock Incentive Plan

     The corporation maintains the 1993 Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

     A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No stock options remain available for grant under the 1993 Stock Incentive Plan. During 2008, 13,226 options were exercised, and 7,855 options remain outstanding under the plan. No further options may be awarded under the plan.

1998 Stock Incentive Plan

     The corporation maintains the 1998 Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

     A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate. No stock options were granted during 2008. The plan expired on October 8, 2008; therefore, no future options may be awarded under the plan. A total of 136,660 stock options were exercised, 69,223 were cancelled and 561,377 option awards remain outstanding under this plan.

2004 Omnibus Stock Incentive Plan, as amended

     The corporation maintains the 2004 Omnibus Stock Incentive Plan. The plan’s purpose is to advance the development, growth and financial condition of the corporation. The plan provides that shares of our common stock be issued to certain employees and/or directors of the corporation and banking subsidiaries.

     A disinterested committee of the corporation’s Board of Directors administers the plan. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate.

     During 2008, 210,082 options were granted under the 2004 Omnibus Stock Incentive Plan. There were no options exercised during 2008, however 825 were cancelled. 247,157 stock option awards were outstanding and 910,468 stock options remain available for grant under this plan.

Millennium Bank Stock Compensation Program Converted to Harleysville Stock Options

     In connection with the acquisition of Millennium Bank in 2004, Harleysville assumed all obligations under the Millennium Bank Stock Compensation Program. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement. 328,327 stock options were assumed on the effective date of the merger. Since the effective date, 292,118 stock options have been exercised and 36,209 were cancelled. No stock option awards remain outstanding and exercisable under the program. No further stock options may be granted under the program.

Equity Compensation Plans (continued)

East Penn Financial Corporation 1999 Stock Incentive Plan Converted to Harleysville Stock Options

     In connection with the acquisition of East Penn Financial Corporation in 2007, Harleysville assumed all obligations under the East Penn Financial 1999 Stock Incentive Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. On the effective date of the merger, 2,300 East Penn stock options were converted into 1,932 options to acquire the corporation’s common stock according to proration parameters outlined in the merger agreement. During 2008, 840 options were exercised and 1,092 options remain outstanding and exercisable under the plan. No further stock options may be granted under the plan.

Willow Financial Bancorp Stock Options Converted to Harleysville Stock Options

     In connection with the acquisition of Willow Financial Bancorp in 2008, Harleysville assumed all obligations under Willow’s 1999 and 2002 Stock Option Plans, as well as obligations that remained open under the Willow Grove Bank and Chester Valley stock option plans at the effective time of the merger. The Plans provided option grants to non-employee directors, as well as employees. The change in control accelerated the vesting of all outstanding stock options to 100%. At the effective time of the merger, 761,795 stock options were converted into 556,506 options to purchase the corporation’s common stock according to proration parameters outlined in the merger agreement. During 2008, 4,700 options were exercised, 153 were cancelled and 551,653 options remain outstanding and exercisable under the plan. No further stock options may be granted under the plans.

Willow Financial Bank Amended and Restated 2005 Executive Deferred Compensation Plan

     Formerly the First Financial Bank 2005 Deferred Compensation Plan, the plan was frozen to new participants and deferrals as of August 31, 2005, and there is no change in control provision in the plan. Deferrals into the plan are invested in company stock and mutual funds. Subsequent to the acquisition of Willow by Harleysville, the accounts of active participants will continue and terminated participants will receive payouts per their original election beginning in July 2009.

First Financial Bank 2003 Executive Deferred Compensation Plan

     This plan was frozen to new participants and deferrals as of August 31, 2005. There is no change in control provision in the plan. Deferrals into the plan are invested in company stock and mutual funds. The plan provides a guaranteed rate of return equal to the average 3 month LIBOR rate for the year plus 3.6%. Subsequent to the acquisition, the accounts of active participants will continue and terminated participants began receiving payouts per their original election beginning in December 2008.

Harleysville National Corporation Stock Bonus Plan

     The corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have:

  a strong interest in the successful operation of the business;
  loyalty to the corporation and banking subsidiaries; and
  visible evidence of increased efficiency.

     The Stock Bonus Plan is administered by the Compensation Committee of the corporation. The committee annually determines, in its sole discretion, the amount of shares the corporation awards.

     The corporation awarded 129 shares on April 1, 2008, to certain employees for exemplary service throughout 2007. As of December 31, 2008, a total of 22,695 shares remain available for awards under the plan.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Program Objectives

     Our compensation program balances the need for competitive pay opportunities at the executive level with shareholders’ expectations for reasonable return on their investment. The Compensation Committee believes that the compensation program for executives should directly support the achievement of strategic goals of the business and, thereby, align the interests of executives with the interests of the corporation’s shareholders. The executives must contribute as a member of a team to the corporation’s success rather than focusing upon specific goals within that executive’s specific area of responsibility. The current program is intended to provide sufficient levels of fixed income, in the forms of base salary and benefits, and to attract high caliber executive talent to the organization. It also is intended to provide incentive opportunities to encourage specific performance and to reward the successful efforts of executives.

Program Management

     The Compensation Committee has primary responsibility for the design and administration of the executive compensation program. It reviews the program throughout the year in light of changing organizational needs, operating conditions, changing trends in industry practice, and the general economic and business environment.

     The committee currently consists of three (3) directors, all of whom qualify as independent members of the Board: Harold A. Herr, Chairperson of the Committee, Stephanie S. Mitchell and A. Ross Myers.

Role of Executive Management in the Pay Decision Process

     The Compensation Committee regularly seeks information about the performance levels of executives from the Chief Executive Officer. The Compensation Committee also seeks recommendations regarding salaries, performance targets and bonus awards for other executives as well as updates on industry trends from the Chief Executive Officer. The Compensation Committee considers the information provided carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, in conjunction with the information provided by the independent compensation consultant. Although the Chief Executive Officer and compensation consultant make recommendations, the Compensation Committee ultimately decides upon its recommendations for executive compensation independently. The performance of the Chief Executive Officer is reviewed and appraised by the Compensation Committee in the Chief Executive Officer’s absence.

Role of Compensation Consultant

     In evaluating program effectiveness, the Compensation Committee chose and engaged the services of an outside consultant, Strategic Compensation Planning, Inc. The Compensation Committee assigned the consultant the task of reviewing survey reports on the compensation practice within the corporation’s industry group, focusing on pay levels and practices among a selected group of community banking and diversified financial services institutions based in the Mid-Atlantic Region and Northeast Region and having between $3.0 billion and $7.0 billion of assets, a grouping more consistent with Harleysville’s circumstances following the acquisition of Willow Financial. The peer organizations are identified below in Benchmarking: The Basis for Defining Competitive Compensation Levels and Practices. The consultant’s analysis and assessment relied heavily upon compensation program and practice information obtained from the target organizations’ proxy statements. The review covered all aspects of executive compensation programming: base salary levels, annual, intermediate and long-term incentive practices, as well as use of special benefits and perquisites and employment arrangements of the selected peer group and the corporation.

     Generally, the consultant found that the corporation’s executive compensation program structure was sound but that base salary levels for some of Harleysville’s executive positions and its use of longer-term incentives in the total rewards strategy were lagging the practices of the selected peer group.

Benchmarking: The Basis for Defining Competitive Compensation Levels and Practices

     For the 2009 program planning review, the outside consultant reviewed executive compensation information from the following institutions in Delaware, New Jersey, New York, Ohio and Pennsylvania:

Community Bank System, Inc.	Investors Bancorp	S&T Bancorp, Inc.
Dime Community Bancshares	National Penn Bancshares	Signature Bank
First Commonwealth Financial	NBT Bancorp, Inc.	Sun Bancorp, Inc.
First Financial Bancorp	Northwest Bancorp, Inc.	Trustco Bank Corp.
First Place Financial Corp.	Park National Corp.	WSFS Financial Corp.
F.N.B. Corp.	Provident Financial Services

These institutions were chosen because of their similarities in size, geography, and markets served to the corporation. The results of the consultant’s review were submitted to the Compensation Committee for its consideration in assessing the corporation’s program structure and practices.

Program Review and Pay Decision Process

     In December 2008, the merger between Harleysville National Corporation and Willow Financial Corporation was completed. Beginning in 2008, the Compensation Committee began a comprehensive review of the corporation’s program structures and provisions as well as those implemented at Willow Financial Corporation prior to the merger. The Compensation Committee intends to continue the review of the program structures to determine which plans best further the objectives of the corporation and the corporation’s overall pay philosophy.

     In the fall of 2008, the Compensation Committee received information regarding the current executive compensation levels from the Chief Executive Officer and the outside consultant. Using this information, the Compensation Committee examined the current compensation and benefit levels of the named executive officers in light of their changing roles in the business, the assessments of their individual performances, industry practice trends, current economic situation, the effectiveness of the executive officers as a team and the corporation’s overall performance. In 2008, the Compensation Committee began the use of tally sheets, as further discussed in tally sheets below.

     At the conclusion of the process, the Compensation Committee establishes individual and executive compensation proposals and recommendations for the Board of Directors. The recommendations are presented to the full Board of Directors for consideration, usually in January of the new calendar year. As incentive awards for the year ending are calculated, the Compensation Committee works with the Chief Executive Officer to construct executive performance plans for the next calendar year (the new fiscal year) using the previous year’s incentive goals as the basis for the following year’s incentive goals adjusted accordingly.

      The Compensation Committee is called upon to consider pay related decisions throughout the calendar year as executives are reassigned or promoted and new executives join the organization. In these instances, the Compensation Committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Tally Sheets

     In October 2008, when reviewing executive compensation in anticipation of determining executive compensation for 2009, the Compensation Committee reviewed tally sheets for each named executive officer prepared by the compensation consultant. The tally sheets contained information regarding base salaries, guaranteed bonuses, current outstanding option grants, and payments upon termination. The tally sheets also showed:

1.	Executives did not receive any or received very modest salary increases over the past two years (2007-2008).
2.	Executives had not received any performance incentive awards for 2007.
3.	Executives had not received any equity grants, other than time of hire commitments, over the preceding two years (2007-2008).

Although the tally sheets did not drive specific executive compensation decisions, the Compensation Committee used the information to understand the total compensation being awarded to each named executive officer.

Program Components

     There are six (6) elements in the current executive compensation program:

Base Salary

     Prior to the completion of the merger with Willow Financial Corporation, base salary opportunities were set at the median level of industry practice for comparable jobs in similar community banking and financial service organizations. Due to the increase in size of the corporation and the additional responsibilities associated with this increase, the Compensation Committee continues to believe that the median level for base salaries for executives at financial institutions of similar size is appropriate. The Committee reviewed the median benchmarks for comparable positions from the selected peer group, referenced under Benchmarking above, as one of the factors in determining salary for individual and executive compensation. The Compensation Committee also took into consideration the future job duties and responsibilities of the executive, the executive’s past performance against organizational expectations, industry trends, and the specific amount of the increase in base salary necessary to take the executive to the new median level.

Discretionary Bonus

     The Compensation Committee retains the authority to recommend to the Board of Directors that named executive officers, executives, or all employees receive a discretionary bonus. The Compensation Committee bases its recommendation upon employee performance in general, employee performance relative to the management team, as well as their individual business judgment.

     The Compensation Committee generally believes that the reward opportunity for executives should match the performance expectations of the corporation. Top performance warrants top level rewards. Given the current economic conditions and the attendant affect upon the corporation, the Compensation Committee believes that the named executive officers should not be penalized for that over which they have no control and that they should be rewarded for exceptional performance when appropriate. The Compensation Committee is aware that the named executive officers may have worked harder this year than any in the recent past; however, the results of this hard work may not yet appear on the income statement and balance sheet of the corporation. As such, the Compensation Committee recommended discretionary bonuses of 4.2% of salary for those named executive officers who the Compensation Committee believes exhibited commendable 2008 individual performance and contributions to the team as documented in a list of accomplishments provided for and validated by the Compensation Committee.

Benefits

     Executives participate in the corporation’s qualified health & welfare and pension (401(k) plan) benefits program on the same terms and conditions as all other employees of the corporation. Health & welfare benefit programs and pension benefit programs are expected by all employees and are the minimum of which must be offered to attract most employees. Because benefit plans are standard throughout most industries, the costs of providing such plans are not taken into consideration in determining the other components of executive compensation.

Annual Performance Incentives

     The annual performance incentive award plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement. We believe that by providing this incentive, we are creating long-term shareholder value.

     For the year 2008, the Compensation Committee approved the following target bonuses for the named executive officers:

Named Executive Officer	Target Bonus
Percent of Base Salary
Paul D. Geraghty	60%
Demetra M. Takes	50%
Michael B. High	45%
George S. Rapp	35%
Brent L. Peters	50%

     For 2008, each executive’s annual incentive opportunity was based on attainment of a corporate performance objective, ROE. For 2008, the threshold percentage was 9.75% with the target being 10.5%. As the corporation did not meet these objectives, no bonus was paid under this portion of the annual performance incentive award plan.

Equity Grant Plans

     Currently, the corporation has a 1993 Stock Incentive Plan, 1998 Stock Incentive Plan, a 2004 Omnibus Stock Incentive Plan and a Stock Bonus Plan. For more information on the specific details of each Equity Incentive Plan, see Equity Compensation Plan Information.

     The Compensation Committee recommends to the Board and the Board authorizes the awarding of stock options and/or restricted stock to executives and certain employees. The equity grant plans are established to focus the executive’s efforts on the strategic directions and goals of the business and to reward them for their successes in these areas even though the successes may not be readily apparent. These awards are designed to provide incentives for long-term positive performance by the executives and to align their financial interests with those of our stockholders by providing the opportunity to participate in any appreciation in the stock price of our common stock which may occur after the date of grant of stock options.

     There is a service time vesting schedule associated with all options which encourages the executive to remain with the corporation. The options, if not exercised, are forfeited upon being terminated for cause; therefore, we do not reward an executive whose conduct has risen to the level of being terminated for cause. Stock option grants were awarded in December 2008 to named executive officers. These options contained a three-year graded vesting feature with a seven-year life, as opposed to the typical 10-year life. The shortened life of the awards requires the executives to produce target results more quickly in order to realize an increase in stock prices.

     Continuing studies of longer-term incentive award practices provided to the Compensation Committee by the compensation consultant suggest that the corporation should shift its award practice from use of time vested stock options to performance-based restricted stock grants. The Compensation Committee believes that the use of restricted stock will be perceived positively by executives and will allow them to achieve tangible recognition for achievements within their direct control. Where restricted stock is granted to executives, the corporation typically will use performance based vesting requirements, i.e. the corporation or the individual must achieve certain results in order for the grant to vest, which requirements have not yet been determined. Failure to achieve stated vested requirements within expected time frames will result in loss (forfeiture) of the grant. No restricted stock was awarded in 2008.

     After beginning its consideration and review in 2007, the Compensation Committee is initiating a three-year performance plan, which is associated with the 2004 Omnibus Plan, for a number of executives, including the named executive officers, in early 2009. The plan provides an opportunity for participants to earn corporation common stock, but only if executives are successful in producing a return on equity in line with Board expectations. The combination of the increase in the size of annual incentive opportunities and a performance-based restricted stock plan will maintain a healthy, results-based total rewards program for executives.

     The timing of restricted stock or option grants is not tied to the release of negative or positive material information about the corporation. Past recommendations are not made on a set or regular schedule, and the corporation does not have a policy of making awards on a set or regular schedule or at specific times a year. In 2009, the corporation intends to establish a policy regarding executive ownership of corporation stock and/or retention guidelines applicable to equity awards to executives.

Nonqualified Benefits and Perquisites

     Some named executive officers participate in a nonqualified retirement income benefit plan that supplements benefits from the corporation’s qualified pension and 401(k) plans for all employees. The supplemental plan is designed to make-up benefits lost under the qualified plans because of the Federal restrictions on pension plans and is used to encourage longevity with executives. In some instances, the benefit is vested over service time or by agreement, but for most executives today, the benefit is contingent on active employment with the corporation at the time of retirement.

     Named executive officers are provided with a car allowance and Messrs. Geraghty and Peters, as well as Ms. Takes are provided company vehicles. Provision of a company vehicle and for car allowance is standard in the financial services industry as the named executive officers frequently meet clients and business associates offsite.

Employment Contracts and Change of Control Agreements

     In line with current banking industry norms, and as most top banking executives require an employment contract as a condition of employment, our top executives are employed under formal contracts which define their roles in the business and the terms and conditions under which they are compensated during and after employment with the corporation. The Compensation Committee only awards contracts when it determines that it is desirable for the corporation to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition and in light of past practices of the corporation with respect to similarly situated employees.

     The contracts are designed to compensate the executive if the executive is terminated without cause, is terminated after a change of control, or terminates employment for good reason. The contracts give the executive the security of knowing that if he or she is terminated in one of those scenarios that the executive will receive some form of compensation during the transition phase from working for the corporation to finding another position. In addition, the contracts contain a noncompetition provision, whereby the executive is not allowed to compete with the corporation or solicit customers of the corporation for a specific period of time. Frequently, the time period in which the executive receives compensation is the same time period that the noncompetition provision is in effect.

     The contracts contain change of control provisions whereby the executive is compensated upon a termination after a change of control in order to ensure that decisions regarding potential change of controls are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized.

     Tax Gross-up Provision. None of the named executive officers have a tax gross-up provision in their respective employment contracts. In the event that severance payments exceed the deduction limits under IRS Code Section 4999, the company may reduce the payments to the executive by an amount necessary to avoid the excise tax.

Difference in Compensation among the Named Executive Officers

     The named executive officers receive base salaries commensurate with their positions and responsibilities and with the executive’s past performance.

     Generally, the employment contracts entered into between the corporation and the top executives are similar in form to each other in an effort to be consistent and fair among the top executives with the differences among the amount of compensation being attributed to the differences among the responsibilities of the positions or negotiations between the parties at the time of hire.

     However, the employment contract entered into between the corporation and the Chief Executive Officer of the corporation is somewhat different from the others to reflect his past experience and to incorporate specific incentives offered to him through his contract negotiations. The Chief Executive Officer received stock options upon the signing of his agreement which will vest upon the stock price of the corporation reaching a particular price over a period of thirty (30) consecutive days. This benefit awarded to the Chief Executive Officer will encourage him to perform in such a manner that will benefit the shareholders as his interests are now aligned with theirs.

     Furthermore, the structure of Chief Executive Officer’s payments upon a change of control differ from the other named executive officers in that the payment is structured to give the Chief Executive Officer two times his base salary if the change of control occurs prior to the second anniversary of his agreement and two times his base salary plus highest bonus if the change of control occurs after the second anniversary of his agreement. The Chief Executive Officer is in the position to most directly influence whether or not a change of control occurs. Therefore, it was incumbent upon the Compensation Committee to structure the arrangement such that the Chief Executive Officer’s fears of being terminated upon a change of control were balanced with the Compensation Committee’s desire not to give him an incentive to effectuate a change of control if it was not in the best interests of the corporation.

     The differences in the Supplemental Executive Retirement Plan payments available to the named executive officers upon retirement age vary depending upon the executive’s monthly compensation and the time of the vesting of benefits may differ based upon the negotiation between the parties.

     While most of the differences in the employment agreements are a result of the time of hire or promotion, the Compensation Committee is concerned that some may detract from the corporation’s goal of providing internally equitable compensation for all of its executives. It continues to review the employment agreements and will strive for greater consistency as current contracts reach their renewal dates and contracts are initiated with new hires.

Recent Actions: First Quarter 2009

     The Chief Executive Officer was awarded an increase in salary by the Board of Directors due to Mr. Geraghty’s 2008 performance which included the successful closing and integration of the Willow acquisition. Mr. Geraghty declined the increase for purposes of current remuneration because of the corporation’s continuing effort to contain and reduce costs.

     No merit increases in base salary will be given to the named executives. However, the chief financial officer will receive a market adjustment to position his salary more competitively, especially in light of the corporation’s increased size and the increased responsibilities associated therewith.

Status of the Program and Likely Practices Going Forward

     The Compensation Committee will continue to monitor practice changes and trends in the financial services and community banking industries throughout the year and will conduct a comprehensive assessment of the corporation again in the Fall of 2009 and may recommend changes during 2009, as appropriate.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE
Harold A. Herr, Chairman
Stephanie S. Mitchell
A. Ross Myers

Compensation Committee Interlocks and Insider Participation

     During 2008, no current or former officer or employee of the corporation or of any of its banking subsidiaries served on the Compensation Committee. In addition, none of the members of the committee had any relationship with the corporation or any of its subsidiaries that would require disclosure under Item 404 of the Securities and Exchange Commission’s Regulation S-K relating to insider transactions and indebtedness of management.

EXECUTIVE COMPENSATION

     The following table shows compensation to the current Chief Executive Officer, the Chief Financial Officer, the other two most highly compensated executive officers who were serving as executive officers at the end of 2008 and whose total annual compensation exceeded $100,000 in 2008, and one additional individual, Michael B. High, who would have been among the three other highest paid executive officers had he been serving as an executive officer at December 31, 2008. These were our “named executive officers” for 2008.

Summary Compensation Table
						Change in
						Pension Value
						and Non-
						qualified	All
						Deferred	Other
				Option		Compensation	Compensation	Total
		Salary	Bonus (1)	Awards		Earnings	(7)	Compensation
Name & Principal Position	Year	$	$	$		$	$	$
Paul D. Geraghty	2008	$375,000	$15,750	$50,348	(2a,b)	$153,549	$15,075	$609,722
President & CEO	2007	$154,327	$0	$21,212	(2b)	$0	$670	$176,209
	2006	n/a	n/a	n/a		n/a	n/a	n/a
George S. Rapp	2008	$187,250	$7,865	$7,081	(3a,b)	$0	$54,184	$256,380
Executive Vice President &	2007	$187,250	$0	$6,437	(3b)	$24,549	$10,703	$228,939
CFO	2006	$171,192	$40,444	$7,719	(3b)	$17,289	$9,017	$245,661
Demetra M. Takes	2008	$309,960	$13,018	$34,643	(4a,b)	$70,878	$494,988	$923,487
President & CEO	2007	$377,460	$0	$33,591	(4b)	$170,232	$5,516	$586,799
Harleysville National Bank	2006	$295,200	$80,728	$33,404	(4b)	$124,986	$8,485	$542,803
Brent L. Peters	2008	$296,000	$12,432	$1,019	(5)	$1,049	$20,322	$330,822
Executive Vice President &	2007	n/a	n/a	n/a		n/a	n/a	n/a
CAO; President, East Penn	2006	n/a	n/a	n/a		n/a	n/a	n/a
Bank Division
Michael B. High - Former	2008	$279,587	$0	$1,421	(6a)	$0	$858,768	$1,139,776
Executive Vice President &	2007	$296,100	$0	$39,426	(6b)	$133,122	$10,478	$479,126
COO	2006	$282,000	$71,381	$39,132	(6b)	$112,495	$14,608	$519,616
____________________

(1)	Cash bonus earned in 2008 was paid in December 2008. No bonuses were paid for services performed in 2007. Cash bonus earned in 2006 was paid in the first quarter of 2007.
(2)	Mr. Geraghty’s equity compensation awards:
	a.	Represents the value of equity compensation recognized in 2008 for options granted 12/17/2008: 50,000 options granted, 7- year term, 3-year vesting, FAS 123(R) value = $3.5387.
	b.	Represents the value of equity compensation awarded to Mr. Geraghty in 2007. 25,000 options granted 7/23/2007, special vesting as follows: within 5 years from date of grant, 12,500 options will vest when the corporation’s stock price equals or exceeds $20/share for 30 consecutive trading days; and 12,500 will vest when the corporation’s stock price equals or exceeds $22.50/share for 30 consecutive days. FAS 123(R) value = $3.08. Refer to 2008 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.
(3)	Mr. Rapp’s equity compensation awards:
	a.	Represents the value of equity compensation recognized in 2008 for options granted 12/17/2008: 13,318 options granted, 7- year term, 3-year vesting, FAS 123(R) value = $3.5387.
	b.	Represents the value of equity compensation awarded to Mr. Rapp prior to 2008, with service periods extending into 2008, and recognized for financial reporting purposes in each respective year: 2,205 options granted 5/18/2005, 5-year vesting, FAS 123(R) value = $5.2451; and, 3,675 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. Refer to 2008 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.
(4)	Ms. Takes’ equity compensation awards:
	a.	Represents the value of equity compensation recognized in 2008 for options granted 12/17/2008: 22,046 options granted, 7- year term, 3-year vesting, FAS 123(R) value = $3.5387.
	b.	Represents the value of equity compensation awarded to Ms. Takes prior to 2008, with service periods extending into 2008, and recognized for financial reporting purposes in each respective year: 6,945 options granted 12/30/2003, 5-year vesting, FAS 123(R) value = $7.4941; 8,269 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 10,762 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. Refer to 2008 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(5)	Represents the value of equity compensation recognized in 2008 for options granted to Mr. Peters on 12/17/2008: 21,053 options granted, 7-year term, 3-year vesting, FAS 123(R) value = $3.5387. Refer to 2008 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.
(6)	Mr. High’s equity compensation awards:
	a.	As a result of Mr. High’s termination, 5,820 unvested option awards were forfeited. The value of Mr. High’s equity compensation for 2008 has been reduced by $36,350 of previously recognized expense. The 12/31/2008 balance of 4,620 options under this award expired and was forfeited on 2/28/2009. Any adjustment for previously recognized expense for such forfeiture will occur in 2009.
	b.	Represents the value of equity compensation awarded to Mr. High prior to 2008, with service periods extending into 2008, and recognized for financial reporting purposes in each respective year: 11,576 options granted 2/23/2004, 5-year vesting, FAS 123(R) value = $6.6316; 8,269 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 11,550 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. Refer to 2008 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.
(7)	All Other Compensation

				Harleysville’s
		Car	Country Club	401(k)	Health	Contract
		Allowance (a)	Membership	Plan Contribution	Benefits	Payouts
Name	Year	($)	($)	($)	($)	($)
P. Geraghty	2008	$3,575	$0(b)	$11,500	--	--
	2007	$670	$0(b)	--	--	--
	2006	n/a	n/a	n/a	n/a	n/a
G. Rapp	2008	$1,708	--	$9,756	--	$42,720 (e)
	2007	$5,086	--	$5,617	--	--
	2006	$3,881	--	$5,136	--	--
D. Takes	2008	--	--	$11,500	--	$483,488 (f)
	2007	--	--	$5,516	--	--
	2006	--	--	$6,600	$1,885 (c)	--
B. Peters	2008	--	$8,822	$11,500	--	--
	2007	n/a	n/a	n/a	n/a	n/a
	2006	n/a	n/a	n/a	n/a	n/a
M. High	2008	$4,573	--	$11,500	$30,832 (d)	$811,863 (g)
	2007	$4,937	--	$5,541	--	--
	2006	$3,469	$4,539	$6,600	--	--
____________________

(a)	Taxable benefit calculation of personal use of company provided vehicle or car allowance, if applicable.
(b)	While Mr. Geraghty is entitled to country club membership under terms of his employment agreement, he chooses not to accept the provision at this time.
(c)	Benefit under Exec-u-care Health Benefit Plan which was discontinued in 2007.
(d)	The value of benefits paid to or on behalf of Mr. High includes the value of insurance and a medical plan payment paid directly to COBRA.
(e)	Distribution paid to Mr. Rapp as a result of termination of Harleysville’s pension plan.
(f)	Distribution paid to Ms. Takes as a result of termination of Harleysville’s pension plan.
(g)	Includes distribution of $87,955 paid to Mr. High during 2008 as a result of termination of Harleysville’s pension plan; and Mr. High’s payment on termination of employment pursuant to the terms of either employment and/or severance agreements; a salary payment of $14,134 which will be paid bi-weekly for one year; and payout of his accrued benefit under Harleysville’s Supplemental Executive Retirement Plan - $356,424.

Grants of Plan-Based Awards

     The table below shows equity-based awards granted to named executive officers during the fiscal year ended December 31, 2008 or during 2009 prior to the date of this Proxy Statement.

Grants of Plan-Based Awards Table
		All other
		option awards:	Exercise or	Grant date
		Number of Securities	Base Price	fair value
		Underlying	of	of stock
	Grant	options	Option Awards	and option
Name	date	(#) (1)	($/Sh)	awards (2)
P. Geraghty	12/17/2008	50,000	$14.06	$176,935
G. Rapp	12/17/2008	13,318	$14.06	$47,128
D. Takes	12/17/2008	22,046	$14.06	$78,014
B. Peters	12/17/2008	21,053	$14.06	$74,500
M. High	--	--	--	--
____________________

(1)	On 12/15/2008, the Compensation Committee of the Board of Directors approved the grant of option awards with a grant date of 12/17/2008. The options are for a term of 7-years; vesting in 3 annual installments on the anniversary of grant. The exercise price of the awards, $14.06, is the closing price of Harleysville common stock on the date of grant.
(2)	All options granted on December 17, 2008 have a 7-year term, 3-year vesting and FAS 123(R) value = $3.5387.

Option Exercises and Stock Vested

     No options were exercised by named executive officers during 2008. No restricted stock, stock appreciation rights or other equity-based awards have been granted to any named executive officers.

Outstanding Equity Awards

     The following table shows information about outstanding equity awards held by named executive officers at December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
	Number of Securities		Number of Securities
	Underlying Unexercised		Underlying Unexercised	Option
	Options		Options	Exercise	Option
	(#)		(#)	Price	Expiration
Name	Exercisable		Unexercisable	($)	Date
Paul D. Geraghty	-0-	(1)	25,000	$14.49	07/23/2017
	-0-	(6)	50,000	$14.06	12/17/2015
George S. Rapp	1,323	(5)	882	$19.54	05/18/2015
	2,205	(4)	1,470	$20.10	12/08/2015
	-0-	(6)	13,318	$14.06	12/17/2015
Demetra M. Takes	6,945	(2)	-0-	$27.37	12/30/2013
	6,615	(3)	1,654	$24.54	12/30/2014
	6,457	(4)	4,305	$20.10	12/08/2015
	-0-	(6)	22,046	$14.06	12/17/2015
Brent L. Peters	-0-	(6)	21,053	$14.06	12/17/2015
Michael B. High	4,620	(4)	-0-	$20.10	02/28/2009 (7)
____________________

(1)	Incentive stock option granted July 23, 2007, subject to ISO limitation under Section 422(d) of the Internal Revenue Code. Special vesting: within 5 years from date of grant, 12,500 options will vest when the corporation’s stock price equals or exceeds $20/share for 30 consecutive trading days; and 12,500 will vest when the corporation’s stock price equals or exceeds $22.50/share for 30 consecutive days.

(2)	Incentive stock option granted December 30, 2003, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(3)	Incentive stock option granted December 30, 2004, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(4)	Incentive stock option granted December 8, 2005, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(5)	Incentive stock option granted May 18, 2005, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(6)	Incentive stock option granted December 17, 2008, vesting in 3 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(7)	Early expiration due to termination of employment on November 28, 2008.

Pension Benefits

     The following table shows information about retirement payments and benefits for named executive officers as of December 31, 2008.

Pension Benefits
			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Paul D. Geraghty	HNC Pension Plan	--	-0-	-0-
	Supplemental Employee Retirement Plan	--	$153,549	-0-
George S. Rapp	HNC Pension Plan	3	-0-	$42,720 (1)
	Supplemental Employee Retirement Plan	--	-0-	-0-
Demetra M. Takes	HNC Pension Plan	25	-0-	$483,488 (1)
	Supplemental Employee Retirement Plan	--	$950,834	-0-
Brent L. Peters	HNC Pension Plan	--	-0-	-0-
	Supplemental Employee Retirement Plan	--	$593,566	-0-
Michael B. High	HNC Pension Plan	4	-0-	$87,955 (1)
	Supplemental Employee Retirement Plan	--	-0-	$356,424 (2)
____________________

(1)	Distribution as a result of termination of Harleysville’s Pension Plan.
(2)	Distribution of accrued Supplemental Executive Retirement Plan benefit.

     Pension Plan. As of December 31, 2007, all pension plan accruals were frozen. The corporation terminated its non-contributory defined-benefit pension plan in May 2008, and began to distribute accrued benefits to participants. Active participants who were partially vested at the time the plan was terminated became fully vested. Participants elected from lump sum, rollover or annuity options as the form of their distribution. Total contributions by Harleysville National Bank to the pension plan for the years ending December 31, 2008, 2007, and 2006, were $1,250,000, $1,250,000, and $1,250,000, respectively. As of December 31, 2008, there was approximately $405,300 benefit liability remaining in the plan.

     Supplemental Executive Retirement Plan. Harleysville Management Services maintains a Supplemental Executive Retirement Plan for certain officers and key employees. The plan provides for payment to the covered employee of an annual supplemental retirement benefit of up to 50% of their average annual compensation upon retirement, offset by 50% of the employee’s social security retirement income, defined pension benefit, and projected income from the employer’s 401(k) matching contributions. There is a lifetime payout in retirement benefits with a minimum payout of 10 years (15 years for Geraghty). There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and up to 50% of the average annual compensation for the next 9 years.

     Supplemental Executive Retirement Plan for Brent L. Peters. The SERP agreement for Mr. Peters provides a benefit of $60,000 per year for 15 years. The benefit was fully vested upon Mr. Peters’ attainment of age 62 in 2008, and becomes payable upon his separation from service for reasons other than death. In the event of Mr. Peters’ death prior to beginning his retirement benefits, his beneficiary will receive a lump sum payment from a split life insurance policy acquired for this purpose. The agreement restricts Mr. Peters from competitive activity after his employment and until age 65 except in the event of a change in control.

Non-Qualified Deferred Compensation

     None of the named executive officers received any non-qualified deferred compensation during 2008.

401(k) Plan

     The corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under section 401(a) of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following 3 months of service, if they are 21 years of age. They may contribute a percentage (up to IRS dollar limits) of their compensation on a pre-tax basis, with a 50% employer match, up to a maximum of 3% of salary. In addition, the corporation contributes 2% of compensation to each eligible employee as a Basic Contribution. The plan assets, which include the corporation’s stock and other investment options, are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum or in installments.

Potential Payments Upon Termination Or Change In Control

     Payments under each named executive’s contract as detailed below would be triggered by termination of executive’s employment for cause (misconduct for example), good reason, disability, death, voluntary separation absent good reason (as in the case of retirement), involuntary termination absent cause (as in the case of poor performance), and also in the event of a change in control. Good reason is defined as (i) the assignment of duties and responsibilities inconsistent with executive’s contracted position, (ii) a reduction in salary or benefits, or (iii) a reassignment that requires executive to move his/her principal office more than 50 miles from the corporation’s principal office. The Compensation Committee of the Board shall confirm the reason for separation. All payments are contingent upon the execution of a release, and are made by either lump sum or monthly installment, except for pension payments which shall be made according to the executive’s election under the pension plan.

     Post-termination, each executive is prohibited from competing directly or indirectly with the corporation for a period of one year, or two years depending on the contract, within a non-competition area that includes all counties in which the corporation is located, or any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania. Each executive is also prohibited from soliciting corporation customers or employees, and from disclosing confidential or privileged information obtained in the course of employment with the corporation. Each executive acknowledges that all work product belongs to the corporation, and agrees to return any company property or documents obtained in the course of employment with the corporation. Both the corporation and each executive agree to the use of arbitration as the means for resolving contract disputes other than those concerning these restrictions and acknowledgements, which may be litigated.

     The following table shows the potential payments and benefits payable to Paul D. Geraghty, the corporation’s President and Chief Executive Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2008.

	Voluntary	Voluntary
	Resignation	Resignation,	Involuntary	Involuntary				Change
	with	absent Good	For	Without	Death	Disability		in
Element	Good Reason	Reason	Cause	Cause	(1)	(2)	Retirement	Control
Paul D. Geraghty
Accelerated Cash, Equity, Enhanced Severance and Benefits
Cash Severance
Base Salary + Bonus	$593,750	$0	$0	$593,750	$0	$172,500	$0	$750,000
Pro-rata Target Bonus (as applicable)

Total Cash Severance	$593,750	$0	$0	$593,750	$0	$172,500	$0	$750,000
Pension Benefit Enhancements
Pension (3)	$0	$0	$0	$0	$0	$0	$0	$0
SERP (4)	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal Enhanced Pension Benefits	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefits & Perquisites
Health and Welfare Benefit Continuation	$30,581	$0	$0	$30,581	$0	$19,314	$0	$61,161
Executive Benefits & Perquisites Continuation	$3,575	$0	$0	$3,575	$0	$3,575	$0	$0
Subtotal Benefits & Perquisites	$34,156	$0	$0	$34,156	$0	$22,889	$0	$61,161
280G Tax Gross-up	$0	$0	$0	$0	$0	$0	$0	$0
Total Severance, Pension Enhancements, Benefits	$627,906	$0	$0	$627,906	$0	$195,389	$0	$811,161

Long-Term Incentives Values
In-the-Money Value of Stock Options (5)	$0	$0	$0	$0	$0	$0	$0	$19,000
Value of Restricted Stock	$0	$0	$0	$0	$0	$0	$0	$0
Total Value of Equity Grants	$0	$0	$0	$0	$0	$0	$0	$19,000
Full “Walk-Away” Value	$627,906	$0	$0	$627,906	$0	$195,389	$0	$830,161
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Disability salary payment is 70% times base salary, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.
(3)	The corporation terminated its non-contributory defined-benefit pension plan in May 2008.
(4)	Under executive’s employment agreement, the corporation shall enter into a Supplemental Executive Retirement Plan with executive, but the agreement has not yet been executed. Subject to the terms of the anticipated plan, the executive shall not vest in any benefit for the first five years of service, and then 20% per year for the next five years of service. Upon age 65, Mr. Geraghty will receive a retirement benefit equal to 60% of the sum of (i) his previous year’s annual base salary and (ii) an average of the last three years’ bonuses reduced by any qualified retirement or Social Security benefits, and continuing for fifteen (15) years.
(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2008, $14.44.
	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee. As of December 31, 2008, Mr. Geraghty had no vested options.
	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2008, Mr. Geraghty had no vested options.
	c.	Upon a change in control, vesting accelerates and all outstanding options become immediately exercisable. As of December 31, 2008, the intrinsic value of all outstanding options held by Mr. Geraghty, presumed to vest on such event, was $19,000.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Geraghty equal one (1) times his then annual base salary plus continuation of basic health & welfare and retirement benefits for a period of twelve months. Under terms of Mr. Geraghty’s employment agreement, “agreed compensation” equals his annual base salary. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death. In the event of a termination related to a change of control, severance benefits are increased to 2.0 times his then annual base salary plus continuation of health & welfare benefits for a corresponding period of months. There is no provision for payment in the event of his death.

     The following table shows the potential payments and benefits payable to George S. Rapp, Executive Vice President and Chief Financial Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2008.

	Voluntary	Voluntary
	Resignation	Resignation,
	with	absent	Involuntary	Involuntary				Change
	Good	Good	For	Without	Death	Disability		in
Element	Reason	Reason	Cause	Cause	(1)	(2)	Retirement	Control
George S. Rapp
Accelerated Cash, Equity, Enhanced Severance and Benefits
Cash Severance
Base Salary + Bonus	$187,250	$0	$0	$187,250	$0	$46,817	$0	$374,500
Pro-rata Target Bonus (as applicable)

Total Cash Severance	$187,250	$0	$0	$187,250	$0	$46,817	$0	$374,500
Pension Benefit Enhancements
Pension (3)	$0	$0	$0	$0	$0	$0	$0	$0
SERP (4)	$0	$0	$0	$0	$0	$0	$0	$0

Subtotal Enhanced Pension Benefits	$0	$0	$0	$0	$0	$0	$0	$0
Other Benefits & Perquisites
Health and Welfare Benefit Continuation	$22,097	$0	$0	$22,097	$0	$22,097	$0	$44,194
Executive Benefits & Perquisites Continuation	$0	$0	$0	$0	$0	$0	$0	$0
Subtotal Benefits & Perquisites	$22,097	$0	$0	$22,097	$0	$22,097	$0	$44,194
280G Tax Gross-up	$0	$0	$0	$0	$0	$0	$0	$0
Total Severance, Pension Enhancements, Benefits	$209,347	$0	$0	$209,347	$0	$68,914	$0	$418,694

Long-Term Incentives Values
In-the-Money Value of Stock Options (5)	$0	$0	$0	$0	$0	$0	$0	$5,061
Value of Restricted Stock	$0	$0	$0	$0	$0	$0	$0	$0
Total Value of Equity Grants	$0	$0	$0	$0	$0	$0	$0	$5,061
Full “Walk-Away” Value	$209,347	$0	$0	$209,347	$0	$68,914	$0	$423,755
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.
(3)	The corporation terminated its non-contributory defined-benefit pension plan in May 2008.
(4)	Currently not applicable to Mr. Rapp.
(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2008, $14.44.
	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one year from the date of disability or death, as applicable, of the optionee. As of December 31, 2008, intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2008.
	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2008, the intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2008.
	c.	Upon a change in control, vesting accelerates and all outstanding options become immediately exercisable. As of December 31, 2008, the intrinsic value of all outstanding options held by Mr. Rapp, presumed to vest on such event, was $5,061.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Rapp equal 1 times annual agreed compensation (“agreed compensation for Mr. Rapp equals the highest annual base salary under terms of his employment agreement”) plus continuation of basic health & welfare benefits for a period of 12 months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated. There is no provision for payment in the event of his death. In the event of a termination related to a change of control, severance benefits are increased to 2 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

     The following table shows the potential payments and benefits payable to Demetra M. Takes, the President and Chief Executive Officer of Harleysville National Bank, upon a separation of employment under terms of her employment agreement, assuming the event giving rise to such payment occurred on December 31, 2008.

	Voluntary
	Resignation	Voluntary
	with	Resignation,	Involuntary	Involuntary
	Good	absent Good	For	Without		Disability		Change in
Element	Reason	Reason	Cause	Cause	Death (1)	(2)	Retirement	Control
Demetra M. Takes
Accelerated Cash, Equity, Enhanced Severance and Benefits
Cash Severance
Base Salary + Bonus	$309,960	$0	$0	$309,960	$0	$126,972	$0	$619,920
Pro-rata Target Bonus (as applicable)

Total Cash Severance	$309,960	$0	$0	$309,960	$0	$126,972	$0	$619,920
Pension Benefit Enhancements
Pension (3)	$0	0	$0	$0	$0	$0	$0	$0
SERP (4)	$950,834	$950,834	$0	$950,834	$1,932,552	$0	$950,834	$950,834

Subtotal Enhanced Pension Benefits	$950,834	950,834	$0	$950,834	$1,932,552	$0	$950,834	$950,834
Other Benefits & Perquisites
Health and Welfare Benefit Continuation	$22,958	$0	$0	$22,958	$0	$22,958	$0	$45,916
Executive Benefits & Perquisites Continuation	$11,500	$0	$0	$11,500	$0	$0	$0	$23,000
Subtotal Benefits & Perquisites	$34,458	$0	$0	$34,458	$0	$22,958	$0	$68,916
280G Tax Gross-up	$0	$0	$0	$0	$0	$0	$0
Total Severance, Pension Enhancements, Benefits	$1,295,252	$950,834	$0	$1,295,252	$1,932,552	$149,930	$950,834	$1,639,670

Long-Term Incentives Values
In-the-Money Value of Stock Options (5)	$0	$0	$0	$0	$0	$0	$0	$8,377
Value of Restricted Stock	$0	$0	$0	$0	$0	$0	$0	$0
Total Value of Equity Grants	$0	$0	$0	$0	$0	$0	$0	$8,377
Full “Walk-Away” Value	$1,295,252	$950,834	$0	$1,295,252	$1,932,552	$149,930	$950,834	$1,648,047
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period). The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.
(3)	The corporation terminated its non-contributory defined-benefit pension plan in May 2008.
(4)	Under the corporation’s Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:
	a.	Death before retirement: Represents annualized first year benefit. The benefit is paid monthly to survivors in the amount of $29,281 per month for the first 12 months following executive’s death; then $14,640 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.
	b.	Good Reason: Represents annualized benefit. The executive is entitled to the accrued benefit, which was $950,834 as of December 31, 2008. The executive would be paid monthly, for life, an amount that represents the present value of the accrued benefit, but not less than 120 months.
	c.	Retirement: Not eligible at this time. Monthly retirement benefit is equal to 50% times 1/60th of Ms. Takes’ total annual compensation (including salary, overtime and bonus) from the company for her last 5 consecutive full calendar years of employment immediately preceding her retirement at or after age 65, less ½ of her monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to her 401(k). If she dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to her beneficiary.
	d.	Change in control – Represents annualized benefit. Ms. Takes would be entitled to the accrued benefit, which was $950,834 as of December 31, 2008. The executive would be paid monthly, for life, an amount that represents the present value of the accrued benefit, but not less than 120 months.
(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2008, $14.44.
	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one year from the date of disability or death, as applicable, of the optionee. As of December 31, 2008, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2008.
	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2008, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2008.
	c.	Upon a change in control, vesting accelerates and all outstanding options become immediately exercisable. As of December 31, 2008, the intrinsic value of all outstanding options held by Ms. Takes, presumed to vest on such event, was $8,377.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Ms. Takes equal one (1) times annual agreed compensation (“agreed compensation for Ms. Takes equals the highest annual base salary under terms of her employment agreement”) plus continuation of basic health & welfare and retirement benefits for a period of 12 months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death. In the event of a termination related to a change of control, severance benefits are increased to 2.0 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months. There is no provision for payment in the event of her death.

     The following table shows the potential payments and benefits payable to Brent L. Peters, the President, East Penn Division of Harleysville National Bank, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2008.

	Voluntary	Voluntary
	Resignation	Resignation,
	with	absent	Involuntary	Involuntary
	Good	Good	For	Without	Death	Disability		Change in
Element	Reason	Reason	Cause	Cause	(1)	(2)	Retirement	Control
Brent L. Peters
Accelerated Cash, Equity, Enhanced Severance and Benefits
Cash Severance
Base Salary + Bonus	$567,333	$0	$0	$567,333	$0	$117,200	$0	$592,000
Pro-rata Target Bonus (as applicable)

Total Cash Severance	$567,333	$0	$0	$567,333	$0	$117,200	$0	$592,000
Pension Benefit Enhancements
Pension (3)	$0	$0	$0	$0	$0	$0	$0	$0
SERP (4)	$900,000	$900,000	$0	$900,000	$337,077	$900,000	$900,000	$900,000

Subtotal Enhanced Pension Benefits	$900,000	$900,000	$0	$900,000	$337,077	$900,000	$900,000	$900,0000
Other Benefits & Perquisites
Health and Welfare Benefit Continuation	$19,409	$0	$0	$19,409	$0	$19,409	$0	$19,409
Executive Benefits & Perquisites Continuation	$0	$0	$0	$0	$0	$0	$0
Subtotal Benefits & Perquisites	$19,409	$0	$0	$19,409	$0	$19,409	$0	$19,409
280G Tax Gross-up	$0	$0	$0	$0	$0	$0	$0
Total Severance, Pension Enhancements, Benefits	$1,486,742	$900,000	$0	$1,486,742	$337,077	$1,036,609	$900,000	$1,511,409

Long-Term Incentives Values
In-the-Money Value of Stock Options (5)	$0	$0	$0	$0	$0	$0	$0	$8,000
Value of Restricted Stock	$0	$0	$0	$0	$0	$0	$0
Total Value of Equity Grants	$0	$0	$0	$0	$0	$0	$0	$8,000
Full “Walk-Away” Value	$1,486,742	$900,000	$0	$1,486,742	$337,077	$1,036,609	$900,000	$1,519,409
____________________

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Disability salary payment is 70% times Agreed Compensation, offset by amounts payable under any disability plan, calculated as follows: 70% x Good Reason amount, minus 9 months only of base salary x 60% (disability plan has a 3 month elimination period.) The long term disability benefit is capped at $10,000 per month, so salaries over $200,000 are capped.
(3)	Not applicable to Mr. Peters.
(4)	Under Mr. Peters’ Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:
	a.	Death before retirement: The benefit is determined by a schedule derived from the proceeds of a split dollar life insurance policy.
	b.	Good Reason: The executive will receive $60,000 per year for 15 years.
	c.	Retirement: The executive will receive $60,000 per year for 15 years.
	d.	Change in control: The executive will receive $60,000 per year for 15 years.
(5)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2008, $14.44.
	a.	Vesting of stock options does not accelerate upon death or disability. The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one year from the date of disability or death, as applicable, of the optionee. As of December 31, 2008, Mr. Peters had no vested options.
	b.	Vesting of stock options does not accelerate for any reason, except change in control. In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement. As of December 31, 2008, Mr. Peters had no vested options.
	c.	Upon a change in control, vesting accelerates and all outstanding options become immediately exercisable. As of December 31, 2008, the intrinsic value of all outstanding options held by Mr. Peters, presumed to vest on such event, was $8,000.

     In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Peters equal one (1) times annual agreed compensation (“agreed compensation for Mr. Peters equals the highest annual base salary under terms of his employment agreement”) plus continuation of basic health & welfare and retirement benefits for a period of twelve months. Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death. In the event of a termination related to a change of control, severance benefits are increased to 2.0 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months. There is no provision for payment in the event of his death.

EXECUTIVE EMPLOYMENT AGREEMENTS

Paul D. Geraghty

     In 2007, Harleysville Management Services, LLC entered into an employment agreement with Paul D. Geraghty, President and Chief Executive Officer, Harleysville National Corporation (the “Geraghty Employment Agreement”).

     The Geraghty Employment Agreement is for a term of 2 years, renewing automatically on the first anniversary of the Agreement and extended for an additional one year, such that the employment period shall end two (2) years from each renewal date. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position, title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans, employee benefit plans, and a Supplemental Executive Retirement Plan, receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. The Geraghty Employment Agreement will automatically terminate upon the executive’s disability, as defined in the agreement, and he will receive employee benefits and an amount no greater than 70% of his compensation less amounts payable under any disability plan until he (i) returns to work, (ii) reaches 65, or (iii) dies. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, he may receive up to 2.0 times his agreed compensation and may continue participation in employee benefit plans. The Geraghty Employment Agreement also contains a non-competition provision and a confidentiality provision.

George S. Rapp

     Harleysville Management Services LLC entered into an employment agreement with George S. Rapp, effective May 2005 and amended December 15, 2006, pursuant to his employment as Executive Vice President and Chief Financial Officer of the bank and the corporation.

     The agreement is for a term of 2 years, renewing automatically at the end of the two year period for an additional one-year term. The employment agreement renews automatically at the end of each one-year extension. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans and employee benefit plans and to receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville. According to the agreement, the executive’s employment will automatically terminate upon the executive’s disability, as defined in the agreement, and he will receive employee benefits and an amount no greater than 70% of his compensation less amounts payable under any disability plan until he (i) returns to work, (ii) reaches 65, or (iii) dies. If he is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, Mr. Rapp may receive up to 2.0 times his agreed compensation and may continue participation in employee benefit plans. The agreement also contains a non-competition provision and a confidentiality provision.

Demetra M. Takes

     In 1998, the corporation and Harleysville National Bank entered into an employment agreement with Demetra M. Takes, Executive Vice President, Harleysville and President and Chief Executive Officer, Harleysville National Bank (the “Takes Employment Agreement”).

     The Takes Employment Agreement is for a term of 3 years, renewing automatically at the end of the three year period for an additional one-year term. The employment agreement renews automatically at the end of each one year extension. The employment agreement is in the renewal period. Either party must provide at least 180 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans and employee benefit plans, receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. The Takes Employment Agreement will automatically terminate upon the executive’s disability, as defined in the agreement, and she will receive employee benefits and an amount no greater than 70% of her compensation less amounts payable under any disability plan until she (i) returns to work, (ii) reaches 65, or (iii) dies. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, she may receive up to 2.0 times her agreed compensation and may continue participation in employee benefit plans. The Takes Employment Agreement also contains a non-competition provision and a confidentiality provision.

Brent L. Peters

     In 2007, the corporation and Harleysville National Bank entered into an employment agreement with Brent L. Peters, Executive Vice President of Harleysville and Harleysville National Bank, Chief Administrative Officer of Harleysville National Bank, and President of the East Penn Bank Division of Harleysville National Bank (“the Peters Employment Agreement”).

     The Peters Employment Agreement is for a term of 3 years, renewing automatically on the third anniversary of the Agreement and extended for an additional one year. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans, employee benefit plans, and receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, he may receive up to 2.0 times his agreed compensation (annual base salary) and may continue participation in employee benefit plans. The Peters Employment Agreement also contains a non-competition provision and a confidentiality provision.

EXECUTIVE SEPARATION AGREEMENTS

Michael B. High

     Effective November 28, 2008, Harleysville National Corporation, Harleysville National Bank and Trust Company and Harleysville Management Services LLC entered into a Complete Settlement Agreement and General Release (the “Agreement”) with Michael B. High dated October 17, 2008.

     The material terms of the Agreement are summarized as follows:

  Mr. High received as his severance package amounts equal to $367,481 minus all appropriate withholdings and/or deductions. Additionally, a lump sum amount equal to $13,050, minus all appropriate withholdings and deductions, representing the amount of money it would have cost the Corporation to provide non-COBRA eligible employee benefits to Mr. High. Mr. High also received $6,000 reimbursement of his country club dues for one year. A lump sum payment equal to $356,424 minus all appropriate withholdings and deductions, representing the accrued value of his Supplemental Executive Retirement Benefit Agreement, was also paid to Mr. High.

  Mr. High agreed to release the corporation and its affiliates and all other releasees as identified in the Agreement from all claims and rights including but not limited to those arising from or based upon his employment or the termination of his employment and any related statute or law.

  The corporation agrees to indemnify Mr. High from any legal process in any actions or suits arising out of his service as an officer or employee of the corporation subject to certain limitations.

  Mr. High agrees not to disclose any confidential information of the corporation and return any confidential documents and information to the corporation.

RELATED PARTY TRANSACTIONS

     Certain directors and officers of the corporation, their immediate family members and companies with which they are associated, are customers of the corporation’s banking subsidiary, Harleysville National Bank. During 2008, these individuals, family members and companies had banking transactions with Harleysville National Bank in the ordinary course of business. Similar transactions are expected to occur in the future. All loans and loan commitments involved in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of the corporation’s management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Board Regulation O. As of December 31, 2008, loans to executive officers, directors, and their affiliates represented 5.2% of total shareholders’ equity in the corporation.

     Harleysville National Bank has established written policy and procedures for the review, approval and/or ratification of all related party transactions. These transactions are reported to and reviewed by Risk Management and the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. Due to delayed availability of certain share information following Harleysville’s merger with Willow Financial Bancorp, each of the following individuals were late in filing one Form 4 with the Securities and Exchange Commission in connection with the exchange of Willow shares for Harleysville shares: Messrs. Cunningham and McErlane, as well as Ammon J. Baus, Donna M. Coughey and James F. McGowan, Jr.

Proposal No. 2 -	Amendment to the Corporation’s Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock

     The corporation’s Articles of Incorporation currently authorizes seventy-five million (75,000,000) shares of common stock, par value $1.00 per share and eight million (8,000,000) shares of series preferred stock, par value $1.00 per share. As of March 10, 2009, there were 42,982,463 shares of common stock issued and outstanding and no shares of series preferred stock issued and outstanding. Of the remaining 32,017,537 authorized but unissued shares of common stock, 2,277,385 shares were reserved for issuance upon the exercise of outstanding stock options under the corporation’s stock option plans and in connection with the corporation’s Dividend Reinvestment and Stock Purchase Plan, as well. In the future, the corporation may need additional authorized but unissued shares available for issuance, from time to time, as may be necessary in connection with future financings, capital enhancement, investment opportunities, acquisitions of other companies, the declaration of stock dividends, stock splits or other distributions, or for other corporate purposes.

     The Board of Directors approved and adopted resolutions to amend Article 5 of the corporation’s Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 200,000,000 shares. This increase in the number of authorized shares of common stock requires that shareholders adopt the amendment to the corporation’s Articles of Incorporation. A true and correct copy of the amended and restated articles of incorporation is set forth in Annex A to this proxy statement.

     The corporation is currently evaluating certain capital raising alternatives including participation in the United States Treasury Department’s Capital Purchase Program and/or the Capital Assistance Program. However, the corporation has no definitive present plans, undertakings, arrangements or agreements for issuing additional shares of common stock or preferred stock as of the date of this proxy statement. However, the board of directors believes that it is advisable to have the ability to issue additional shares of common stock to enable corporation, as the need may arise, to take prompt advantage of market conditions and favorable opportunities in connection with capital raising options and/or participation in the United States Treasury Department’s programs without the delay and expense of holding a special meeting of shareholders. The future issuance of shares of stock may dilute the present equity ownership position of current holders. However, since the corporation has not developed plans as of this time the corporation cannot determine the impact of any future issuances as of this date. The proposed amendment is not intended to have an anti-takeover effect. The issuance, however, of any of the shares may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of actions, such as certain business combinations or removal of management.

     Unissued shares of common stock and series preferred stock are available for issuance at the discretion of the board of directors, from time to time, for any proper corporate purpose, generally without further action of the shareholders, upon the affirmative vote of a majority of the members of the board of directors. However, if the proposed amendment is adopted by the shareholders, the board of directors is not likely to solicit shareholder approval to issue the additional authorized shares, except to the extent that approval may be required by law, regulation or any agreement governing the trading of the corporation’s stock.

     To provide sufficient shares for the future needs, the board of directors believes that it is in the best interest of the corporation for the shareholders to approve and adopt the amendment to Article 5 of the Articles of Incorporation. The board of directors believes that the increase in the number of authorized shares of common stock is necessary to provide the corporation with as much flexibility as possible to issue additional shares for proper purposes, including financing, capital enhancement, participation in United States Treasury Department programs, acquisitions, stock splits, stock dividends, employee incentive plans, and other similar purposes.

     As a result, the board of directors proposes that the corporation’s Articles of Incorporation be amended and restated to revise Article 5(a) of the Articles of Incorporation to read as follows:

“5. (a) The aggregate number of shares that the corporation shall have authority to issue is two hundred million (200,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share (the “Common Stock”), and eight million (8,000,000) shares of shares of series preferred stock of the par value of one dollar ($1.00) per share (the “Preferred Stock”).”

     The affirmative vote of a majority of the votes cast by all of the corporation’s shareholders entitled to vote thereon is required to approve and adopt this amendment.

     The corporation’s board of directors recommends a vote FOR the proposal to amend the corporation’s Articles of Incorporation.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (“Committee”) oversees the corporation’s financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under Sarbanes-Oxley Act of 2002.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the committee has received the written disclosures and letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Committee has discussed with the independent auditors the auditors’ independence from management and the corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee discussed with the corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation’s internal controls and the overall quality of the corporation’s financial reporting. During fiscal year 2008, the Committee held 10 meetings which included 4 conference calls to review earnings prior to their public release.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
James A. Wimmer, Chairman
LeeAnn B. Bergey
Michael L. Browne
Thomas C. Leamer

Independent Registered Public Accounting Firm

     Grant Thornton LLP, Certified Public Accountants, a registered public accounting firm, of Philadelphia, Pennsylvania, served as Harleysville National Corporation’s independent Registered Public Accounting Firm for the 2008 fiscal year. Grant Thornton LLP assisted the corporation and its subsidiaries with:

  preparation of federal and state tax returns, and
  assistance in connection with regulatory matters,

charging the banking subsidiaries for such service at its customary hourly billing rates. Aggregate fees billed to Harleysville National Corporation and subsidiaries by the independent accountants for services rendered during the fiscal year ending December 31, 2008, were as follows:

Types of Fees	2008	2007
Audit Fees: (1)	$766,412	$452,841
Audit Related Fees: (2)	$55,624	$51,488
Tax Fees: (3)	$173,805	$184,640
All Other Fees: (4)	-0-	-0-
TOTAL	$995,841	$688,969
____________________

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, Sarbanes-Oxley Sec. 404 certification work, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audit and registration statements.
(2)	Audit related fees consisted principally of audits of employee benefit plans.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance and reporting.
(4)	No other fees in 2008.

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent certified public accountants. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent certified public accountants. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of particular services on a case-by-case basis. The Audit Committee approved all services provided by Grant Thornton during 2008 and 2007.

Proposal No. 3 - Ratification of Selection of Independent Auditors

     The Audit Committee has approved and appointed Grant Thornton LLP, Certified Public Accountants, a registered public accounting firm, as the corporation’s auditors for the fiscal year ended December 31, 2009, subject to shareholder ratification. The Board of Directors of Harleysville National Corporation has ratified this appointment. Grant Thornton has advised the corporation that none of its members has any financial interests in Harleysville National Corporation.

     Representatives of Grant Thornton will be present at the annual meeting. They will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions after the meeting.

     The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Grant Thornton LLP as the corporation’s auditors for the fiscal year ended, December 31, 2009.

SHAREHOLDER PROPOSALS

Proposal No. 4

     Gerald R. Armstrong, a shareholder of Harleysville who owns 799 shares of Common Stock, has notified Harleysville of his intention to propose a resolution at the Annual Meeting of Shareholders. Mr. Armstrong’s address is 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917. The resolution and statement provided by Mr. Armstrong are set forth below.

RESOLUTION

That the shareholders of HARLEYSVILLE NATIONAL CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into four classes with each class serving four-year terms. Because of this structure, shareholders may only vote for one-fourth of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc., CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania's Wharton School titled "Corporate Governance and Equity Prices" (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual director's election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote "FOR" this proposal.

HARLEYSVILLE NATIONAL CORPORATION
RESPONSE TO THE GERALD R. ARMSTRONG SHAREHOLDER PROPOSAL

The Board recommends a vote “AGAINST” this proposal.
The Board has carefully considered the proposal and the arguments in favor and against a classified board. Our review included consideration of the present state of financial services industry, the history of the classified board system, and current regional and national corporate governance best practices relating to classified boards. After our review, we concluded that the present classified board system remains in the best interests of the corporation and its shareholders.

Since 1982, Harleysville National Corporation’s Board has been divided into four classes with members of each class serving four-year terms. The classified board system was designed to and continues to balance: (1) the need for shareholders to express their opinion on a director’s performance and (2) the need for Harleysville National Corporation’s directors to focus on long-term business performance and long-term strategy. Harleysville National Corporation’s long-term success and long-term strategy is achieved by having stability, continuity, accountability and independence of its Board.

Stability and Continuity. We believe that a classified board system enhances the stability and continuity of the Board. Our Board puts great emphasis on strategic long-term planning. By electing approximately one-fourth of the directors each year, it ensures that approximately three-fourths of the directors remaining have the requisite experience and knowledge of the company’s ongoing business and affairs to implement and focus on strategic long-term planning, goals, and performance. Also, as a result of the acquisition of Willow Financial Corporation, the Board has two new directors who served as directors of Willow Financial Corporation and who will make a valuable contribution towards the execution of our combined business strategy. Consequently, a sudden change in the board structure could jeopardize our long-term plans as well as the execution of our combined business strategy.

Accountability. While our directors hold four-year terms on a classified board, they have the same fiduciary and legal duties to the shareholders of Harleysville National Corporation as directors elected on a yearly basis. It is the manner in which directors conduct themselves on the board that drives corporate governance and not the frequency to which they are elected. Furthermore, the Board’s effectiveness depends in large part on how well its members work together to identify and address issues important to its shareholders and Harleysville National Corporation’s future. Finally, as engaged community members and business leaders, directors are available to be contacted by any shareholder to discuss issues throughout the year.

Independence. We believe that a classified board enhances director independence. By electing approximately one-fourth of the Board each year, our directors are insulated from pressure by management and special interest groups that may have interests which are contrary to the best interests of all shareholders.

Value Protection. A classified board also protects your company against unfriendly or unfavorable takeover proposals. If persons or entities of questionable intent or hostile to the long-term shareholder interests took a position in the company which permitted them to determine the outcome of an election of directors in a yearly election regime, they could abruptly change the composition of the Board in a single year and thereby diminish shareholder value protections. However, a classified board would slow any change in board composition over the span of a couple of years. This would encourage any influences of questionable intent to negotiate with the Board and permit the Board to consider various alternatives, if available, and maximize shareholder value.

Vote Required and Board Recommendation.

Assuming a quorum is present: the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, whether in person or by proxy, is required for the approval of the proposal presented above. However, because this proposal is only a request, approval of the proposal will not automatically repeal the classified board. Eliminating the classified board would require further action by the Board.

The Board recommends a vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed on the proxy card.

Proposal No. 5

CalPERS, whose official address is P.O. Box 942708, Sacramento, California 94229-2708, is the owner of approximately 53,000 shares of Harleysville Common Stock. The resolution and statement provided by CalPERS are set forth below.

RESOLUTION

RESOLVED, that the shareowners of Harleysville National Corporation (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

STATEMENT

Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal which would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company’s current voting system, a director nominee may be elected with as little as his or her own affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable, because it makes it impossible to defeat director nominees who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee unsatisfactory to the majority of shareowner votes cast.

For these reasons, a substantial number of companies already have adopted this form of majority voting. In fact, more than 66% of the companies in the S&P 500 have adopted majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation and not continue to serve unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of votes cast. Incumbent board members serving in a majority vote system are aware the shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but to heighten director accountability by raising the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We, therefore, ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests.

Please vote FOR this proposal.

HARLEYSVILLE NATIONAL CORPORATION
RESPONSE TO THE CalPERS SHAREHOLDER PROPOSAL

The Board recommends a vote “AGAINST” this proposal.
The Board has carefully considered the proposal and the arguments in favor and against instituting a majority voting standard for the election of our directors. Our analysis included a thorough review of the research and trends associated with majority voting, the history of majority voting, consideration of the present state of the financial services industry, appropriate state and national laws, and current regional and national corporate governance best practices concerning majority voting.

Until recently, virtually all directors of the largest U.S. public companies were elected under a “plurality” vote standard. Furthermore, plurality voting remains the default voting standard for corporations under Pennsylvania law. Under a plurality standard, the nominees with the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election, without regard to votes cast as “withheld” or “against”. While the trend among the largest U.S. public companies appears to be moving in support of majority voting, there is little research, data or guidance available to determine the impact of majority voting on long-term shareholder value for institutions, such as Harleysville National Corporation, that are significantly smaller than the largest U.S. public companies. Thus, it is premature to conclude that majority voting will have a positive impact on the short-term or long-term performance of Harleysville National Corporation. However, we will continue to monitor developments in corporate governance practices, including majority voting, with a focus towards building shareholder value.

Commitment. We believe maintaining a plurality voting standard is prudent given the current economic environment and firmly believe that this position does not imply a lower standard of corporate governance. In fact, we have recently established our Corporate Governance Guidelines which address director performance, qualifications, and competencies and provide for an annual Board self-evaluation. These guidelines demonstrate our belief that sound corporate governance is a strategic process. We believe that our corporate governance practices protect the interests of all investors – even individual investors who stand at a relative disadvantage to larger institutional shareholders in the voting process. Harleysville National Corporation and its Board are vigilant and proactive in seeking to balance short-term initiatives with long-term growth and value, navigating procedural and compliance requirements, and critically evaluating all shareholder concerns to determine what will further the best interests of Harleysville National Corporation and its shareholders. We believe that these guidelines will serve to impact the long-term performance of Harleysville National Corporation. We invite you to review these Corporate Governance Guidelines on our website.

Accountability. Accountability of directors and the Board is of paramount importance to Harleysville National Corporation. It is because of this reason that we established our Corporate Governance Guidelines focusing on the performance of directors individually and the Board as a whole. We believe these guidelines will be a more effective method of ensuring director and Board accountability because, in a majority vote system, a campaign to withhold votes for the election of a director could be based on factors other than performance. Accordingly, we believe the plurality vote system, as specified by state statute, remains in the best interests of Harleysville National Corporation and its shareholders.

Vote Required and Board Recommendation.

Assuming a quorum is present: the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, whether in person or by proxy, is required for the approval of the proposal presented above. However, because this proposal is only a request, approval of the proposal will not automatically repeal the plurality vote standard. Eliminating the plurality vote standard would require further action by the Board.

The Board recommends a vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed on the proxy card.

Electronic Distribution

       You may choose to receive future distributions of Harleysville’s material (quarterly reports, proxy statements, annual reports, etc.) via e-mail. Please follow your broker instructions to receive Harleysville’s material electronically or you may go to www.hncbank.com and subscribe to our E-Mail Alert service. After appropriately completing and submitting the form, you will be notified each time new information is released and becomes available on this website. You will be able to view the documents by clicking on “Documents” and following instructions, as prompted. If you need help with this, please call us at (215) 256-8851 and ask for Shareholder Services.

Annual Report

     A copy of the corporation’s annual report for the fiscal year ended December 31, 2008, accompanies this proxy statement. We furnish the annual report for your information only. We have not incorporated the annual report, or any part of the annual report, in this proxy statement.

Householding

     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

       If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided promptly to you upon request. You may request multiple copies by notifying us in writing or by telephone at:

                                                             Harleysville National Corporation
                                                             ATTN: Shareholder Services
                                                             483 Main Street
                                                             P. O. Box 195
                                                             Harleysville, PA 19438-0195
                                                             Telephone (215) 256-8851 or toll-free @ (800) 423-3955

You may opt-out of householding at any time prior to thirty days before the mailing of proxy materials in March of each year by notifying us at the address above.

     If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

Discretionary Voting Authority

     In connection with Harleysville’s 2009 annual meeting and pursuant to SEC Rule 14a-4 under the Securities Exchange Act of 1934, if the shareholder’s notice is not received by Harleysville on or before February 6, 2009, the corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Additional Information

     Any shareholder may obtain a copy of Harleysville National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone (800) 423-3955. You may also view these documents on our website at www.hncbank.com under the heading, “Financial Information & Filings.”

Other Matters

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Walter E. Daller, Jr. Chairman of the Board

Date: March 24, 2009

ANNEX A

Harleysville National Corporation
Amended and Restated Articles of Incorporation

1.	The name of the corporation is:

Harleysville National Corporation

2.	The location and post office address of the registered office of the corporation in this Commonwealth is:

483 Main Street Harleysville, Pennsylvania 19438

3.	The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporate under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P. L. 364) (15 P.S. Section 1204, as amended).

4.	The term for which the corporation is to exist is: Perpetual

5.	(a) The aggregate number of shares that the corporation shall have authority to issue is two hundred million (200,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share (the "Common Stock"), and eight million (8,000,000) shares of shares of series preferred stock of the par value of one dollar ($1.00) per share (the "Preferred Stock").

(b) The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 5, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

(i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

	(ii)	The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

	(iii)	Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable and the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

	(iv)	The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

	(v)	The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

	(vi)	Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and, in case additional voting powers are accorded, to fix the extent thereof; and

	(vii)	Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Articles of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares then outstanding.

(c)	All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that to the extent not otherwise limited in this Article 5 any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (b)(i) to (vii) inclusive of this Article 5.

(d)	Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise as long as any shares of Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

(e)	All shares of Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the particular series of Preferred Stock shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

(f)	Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share thereof held. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series shall vote with the Common Stock as a single class, except with respect to any vote for the approval of any merger, consolidation, liquidation or dissolution of the Corporation and except as otherwise provided in the certificate filed pursuant to law with respect to any series of the Preferred Stock or as otherwise provided by law.

(g)	In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of Common Stock. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or the proceeds thereof, distributable among the holders of the shares of all series of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock. A Consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 5.

(h)	In the event that Preferred Stock of any series shall be made redeemable as provided in subparagraph (b)(iii) of this Article 5, the Corporation, at the option of the Board of Directors, may redeem at any time or times, from time to time, all or any part of any one or more series of Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to such series of Preferred Stock.

	(i)	No holder of Preferred Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration or by way of dividend.

6.	Intentionally Omitted.

7.	No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

	(a)	the holders of at least eighty percent (80%) of the outstanding shares of the voting stock of the Corporation; or

	(b)	the holders of at least a majority of the outstanding shares of voting stock of the Corporation, provided that such transaction has received the prior approval of at least seventy-five percent (75%) of all of the members of the Board of Directors.

8.	Cumulative voting rights shall not exist with respect to the election of directors.

9.	(a)	The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

		(i)	Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

		(ii)	Whether a more favorable price could be obtained for the corporation's securities in the future;

		(iii)	The impact which an acquisition of the corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

		(iv)	The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

	(v)	The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

	(vi)	any antitrust or other legal and regulatory issues that are raised by the offer.

(b)	If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror and obtaining a more favorable offer from another individual or entity.

HARLEYSVILLE NATIONAL CORPORATION 483 MAIN STREET HARLEYSVILLE, PA 19438

ANNUAL MEETING OF SHAREHOLDERS OF
HARLEYSVILLE NATIONAL CORPORATION
Tuesday, April 28, 2009

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
HNCOR1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARLEYSVILLE NATIONAL CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS C NOMINEES LISTED BELOW AND FOR PROPOSAL NOS. 2 AND 3
	☐	☐	☐

1.

The following persons are nominated for election as Class C directors of Harleysville National Corporation to serve for four-year terms:

NOMINEES:

01)   Michael L. Browne
02)   Paul D. Geraghty
03)   James A. Wimmer

					For	Against	Abstain

2.

Proposal to amend Article 5 of Harleysville's Articles of Incorporation to increase the number of authorized shares of Harleysville common stock, par value $1.00 per share, from 75,000,000 to 200,000,000;

					☐	☐	☐

3.	Ratification of Grant Thornton LLP as the corporation's independent auditors for the fiscal year ended December 31, 2009.				☐	☐	☐

SHAREHOLDER PROPOSALS - THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NOS. 4 AND 5

4.	Proposal requesting that the board of directors take action to declassify the terms of the board of directors.				☐	☐	☐

5.	Proposal requesting that the board of directors take action to institute a majority voting standard for the election of directors.				☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 AND 5.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Harleysville National Corporation
Annual Meeting - 9:30 a.m.
Breakfast - 8:30 a.m.
April 28, 2009

FOR YOUR CONVENIENCE - RETAIN FOR YOUR REFERENCE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 28, 2009, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.

Please return your proxy vote if you have not already done so.

If you find that your plans have changed and you will be unable to join us for the annual meeting and breakfast, kindly call Harleysville National Corporation's Shareholder Services Department at 215-513-2305 and help us eliminate unnecessary charges. Thank you.

Directions to Presidential Caterers
2910 DeKalb Pike · Norristown, PA 19401
610-275-7300

     NOTE TO ALL DRIVERS: There is a traffic island in the middle of the road on Route 202 just in front of Presidential's driveway so you CANNOT make a left turn off Route 202 into the driveway. You MUST enter the driveway with a right turn.

******

     From King of Prussia - Take Route 202 North through Norristown to East Norriton. After crossing the intersection at Germantown Pike, the driveway to Presidential will be on your right.

     From Montgomeryville & Lansdale - Take Route 202 South to East Norriton. Turn right at Township Line Road (CVS Pharmacy on corner). Go one block and turn left at Swede Road. Proceed to Germantown Pike and turn left. Second light, Route 202 (DeKalb Pike) turn left. Driveway to Presidential will be on your right.

     From Philadelphia - Take Schuylkill Expressway to Plymouth Meeting. Exit Route 476 North to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.

     From Main Line - Take 476 North (Blue Route) to Germantown Pike-West Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.

     From Willow Grove - Take PA-Turnpike (Route 276) to Norristown Exit. Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Folder are available at www.proxyvote.com.

HNCOR2

 HARLEYSVILLE NATIONAL CORPORATION

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Tracie A. Young, Senior Vice President, and Louis P. Spinelli, Executive Vice President and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, on Tuesday, April 28, 2009, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

  (Continued and to be signed on the reverse side)

Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 28, 2009, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.
You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m.
Please be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card.
For your convenience, enclosed are directions to Presidential Caterers.

Name
(Please Print)
Name
(Please Print)

☐	Yes, I will join you for breakfast and the Annual Meeting at Presidential Caterers, Tuesday, April 28, 2009.

ATTN: ASSISTANT CORPORATE SECRETARY HARLEYSVILLE NATIONAL CORP PO BOX 195 HARLEYSVILLE PA 19438-9987